                                                                  EXHIBIT 99.(b)

================================================================================

                                CREDIT AGREEMENT

                                   dated as of
                                  July 23, 2003

                                      among

                              ZALE DELAWARE, INC.,
                                ZALE CORPORATION,
                                 DDCC, INC., and
                                 TXDC, L.P., as
                                    Borrowers

                            The LENDERS Party Hereto,

                               FLEET NATIONAL BANK
                    as Administrative Agent and Issuing Bank

                           FLEET RETAIL FINANCE, INC.
                               as Collateral Agent

                                       and

                              FLEET SECURITIES INC.
                                   as Arranger

                                       and

                                  BANK ONE, NA
                   CONGRESS FINANCIAL CORPORATION (SOUTHWEST)
                            as Co-Syndication Agents

                                       and

                               JPMORGAN CHASE BANK
                              BANK OF AMERICA, N.A.
                           as Co-Documentation Agents


                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS............................................................................................    1
         SECTION 1.1.          Defined Terms.....................................................................    1
         SECTION 1.2.          Terms Generally...................................................................   23
         SECTION 1.3.          Accounting Terms; GAAP............................................................   24

ARTICLE II AMOUNT AND TERMS OF CREDIT............................................................................   24
         SECTION 2.1.          Commitment of the Lenders.........................................................   24
         SECTION 2.2.          Reserves; Changes to Reserves.....................................................   25
         SECTION 2.3.          Making of Loans...................................................................   25
         SECTION 2.4.          Overadvances......................................................................   26
         SECTION 2.5.          Swingline Loans...................................................................   26
         SECTION 2.6.          Letters of Credit.................................................................   27
         SECTION 2.7.          Settlements Amongst Lenders.......................................................   31
         SECTION 2.8.          Notes; Repayment of Loans.........................................................   32
         SECTION 2.9.          Interest on Loans.................................................................   32
         SECTION 2.10.         Default Interest..................................................................   32
         SECTION 2.11.         Certain Fees......................................................................   33
         SECTION 2.12.         Unused Commitment Fee.............................................................   33
         SECTION 2.13.         Letter of Credit Fees.............................................................   33
         SECTION 2.14.         Nature of Fees....................................................................   34
         SECTION 2.15.         Termination or Reduction of Commitments...........................................   34
         SECTION 2.16.         Alternate Rate of Interest........................................................   34
         SECTION 2.17.         Conversion and Continuation of Loans..............................................   35
         SECTION 2.18.         Mandatory Prepayment; Cash Collateral.............................................   36
         SECTION 2.19.         Optional Prepayment of Loans; Reimbursement of Lenders............................   36
         SECTION 2.20.         Maintenance of Loan Account; Statements of Account................................   38
         SECTION 2.21.         Cash Receipts.....................................................................   38
         SECTION 2.22.         Application of Payments...........................................................   40
         SECTION 2.23.         Increased Costs...................................................................   41
         SECTION 2.24.         Change in Legality................................................................   42
         SECTION 2.25.         Payments; Sharing of Setoff.......................................................   43
         SECTION 2.26.         Taxes.............................................................................   44
         SECTION 2.27.         Security Interests in Collateral..................................................   45
         SECTION 2.28.         Mitigation Obligations; Replacement of Lenders....................................   46

ARTICLE III REPRESENTATIONS AND WARRANTIES.......................................................................   47
         SECTION 3.1.          Organization; Powers..............................................................   47
         SECTION 3.2.          Authorization; Enforceability.....................................................   47
         SECTION 3.3.          Governmental Approvals; No Conflicts..............................................   47
         SECTION 3.4.          Financial Condition...............................................................   47
         SECTION 3.5.          Properties........................................................................   48
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         SECTION 3.6.          Litigation and Environmental Matters..............................................   48
         SECTION 3.7.          Compliance with Laws and Agreements...............................................   49
         SECTION 3.8.          Investment and Holding Company Status.............................................   49
         SECTION 3.9.          Taxes.............................................................................   49
         SECTION 3.10.         ERISA.............................................................................   49
         SECTION 3.11.         Disclosure........................................................................   50
         SECTION 3.12.         Subsidiaries......................................................................   50
         SECTION 3.13.         Insurance.........................................................................   51
         SECTION 3.14.         Accounts; Credit Cards............................................................   51
         SECTION 3.15.         Labor Matters.....................................................................   51
         SECTION 3.16.         Security Documents................................................................   51
         SECTION 3.17.         Federal Reserve Regulations.......................................................   51
         SECTION 3.18.         Solvency..........................................................................   51
         SECTION 3.19.         Foreign Assets Control Regulations, Etc...........................................   52

ARTICLE IV CONDITIONS............................................................................................   52
         SECTION 4.1.          Closing Date......................................................................   52
         SECTION 4.2.          Conditions Precedent to Each Loan and Each Letter of Credit.......................   55

ARTICLE V AFFIRMATIVE COVENANTS..................................................................................   55
         SECTION 5.1.          Financial Statements and Other Information........................................   55
         SECTION 5.2.          Notices of Material Events........................................................   57
         SECTION 5.3.          Information Regarding Collateral..................................................   58
         SECTION 5.4.          Existence; Conduct of Business....................................................   58
         SECTION 5.5.          Payment of Obligations............................................................   58
         SECTION 5.6.          Maintenance of Properties.........................................................   59
         SECTION 5.7.          Insurance.........................................................................   59
         SECTION 5.8.          Casualty and Condemnation.........................................................   60
         SECTION 5.9.          Books and Records; Inspection and Audit Rights; Appraisals........................   60
         SECTION 5.10.         Compliance with Laws..............................................................   60
         SECTION 5.11.         Employee Benefit Plans............................................................   60
         SECTION 5.12.         Use of Proceeds and Letters of Credit.............................................   61
         SECTION 5.13.         New Subsidiaries..................................................................   61
         SECTION 5.14.         Further Assurances................................................................   61

ARTICLE VI NEGATIVE COVENANTS....................................................................................   61
         SECTION 6.1.          Indebtedness and Other Obligations................................................   62
         SECTION 6.2.          Liens.............................................................................   62
         SECTION 6.3.          Fundamental Changes...............................................................   64
         SECTION 6.4.          Investments, Loans, Advances, Guarantees and Acquisitions.........................   64
         SECTION 6.5.          Asset Sales.......................................................................   65
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                                      -ii-

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         SECTION 6.6.          Restricted Payments; Certain Payments of Indebtedness.............................   66
         SECTION 6.7.          Transactions with Affiliates......................................................   67
         SECTION 6.8.          Fixed Charge Coverage Ratio.......................................................   67
         SECTION 6.9.          Hedging Agreements................................................................   67

ARTICLE VII EVENTS OF DEFAULT....................................................................................   68
         SECTION 7.1.          Events of Default.................................................................   68
         SECTION 7.2.          When Continuing...................................................................   71
         SECTION 7.3.          Remedies on Default...............................................................   71
         SECTION 7.4.          Application of Proceeds...........................................................   71

ARTICLE VIII THE AGENTS..........................................................................................   72
         SECTION 8.1.          Administration by the Agents......................................................   72
         SECTION 8.2.          The Collateral Agent..............................................................   72
         SECTION 8.3.          Sharing of Excess Payments........................................................   72
         SECTION 8.4.          Agreement of Required Lenders.....................................................   73
         SECTION 8.5.          Liability of Agents...............................................................   73
         SECTION 8.6.          Reimbursement and Indemnification.................................................   74
         SECTION 8.7.          Rights of Agents..................................................................   74
         SECTION 8.8.          Independent Lenders and Issuing Bank..............................................   75
         SECTION 8.9.          Notice of Transfer................................................................   75
         SECTION 8.10.         Successor Agent...................................................................   75
         SECTION 8.11.         Reports and Financial Statements..................................................   75
         SECTION 8.12.         Syndication Agent, Documentation Agent, and Arranger..............................   75

ARTICLE IX MISCELLANEOUS.........................................................................................   76
         SECTION 9.1.          Notices...........................................................................   76
         SECTION 9.2.          Waivers; Amendments...............................................................   76
         SECTION 9.3.          Expenses; Indemnity; Damage Waiver................................................   78
         SECTION 9.4.          Successors and Assigns............................................................   80
         SECTION 9.5.          Accession.........................................................................   82
         SECTION 9.6.          Survival..........................................................................   82
         SECTION 9.7.          Counterparts; Integration; Effectiveness..........................................   83
         SECTION 9.8.          Severability......................................................................   83
         SECTION 9.9.          Right of Setoff...................................................................   83
         SECTION 9.10.         Governing Law; Jurisdiction; Consent to Service of Process........................   83
         SECTION 9.11.         Waiver of Jury Trial..............................................................   84
         SECTION 9.12.         Headings..........................................................................   84
         SECTION 9.13.         Interest Rate Limitation..........................................................   84
         SECTION 9.14.         Confidentiality...................................................................   85
         SECTION 9.15.         Additional Waivers................................................................   86

                                TABLE OF CONTENTS
                                   (CONTINUED)

EXHIBITS

A.                Assignment and Acceptance
B-1.              Revolving Note
B-2.              Swingline Note
C.                Security Agreement
D.                Opinion of Troutman Sanders LLP
E.                Borrowing Base Certificate
F.                Instrument of Accession

SCHEDULES

1.1               Lenders and Commitments
1.1(a)            Existing Letters of Credit
2.21(a)(i)        DDAs and Concentration Accounts
2.21(a)(ii)       Credit Card Arrangements
3.6               Litigation and Environmental Matters
3.12              Subsidiaries
3.13              Insurance
5.1(i)            Financial Reporting Requirements
6.1               Indebtedness
6.2               Liens
6.4               Investments
6.7               Transactions with Affiliates

CREDIT AGREEMENT dated as of July __, 2003 (this "Agreement") among

         ZALE DELAWARE, INC., a corporation organized under the laws of the State of Delaware having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 ("Zale Delaware"),

         ZALE CORPORATION, a corporation organized under the laws of the State of Delaware having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 ("Zale"),

         DDCC, INC., a corporation organized under the laws of the State of Delaware having a place of business at 101 Convention Center Drive, Suite 850 Las Vegas, Nevada 89109 ("DDCC"), and

         TXDC, L.P., a limited partnership organized under the laws of the State of Texas, having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 ("TXDC"), as BORROWERS; and

         the LENDERS party hereto; and

         FLEET NATIONAL BANK, as Administrative Agent and Issuing Bank, a national banking association having a place of business at 40 Broad Street, Boston, Massachusetts 02109; and

         FLEET RETAIL FINANCE, INC., as Collateral Agent for the Lenders, a Delaware corporation, having a place of business at 40 Broad Street, Boston, Massachusetts 02109; and

         BANK ONE, NA and CONGRESS FINANCIAL CORPORATION (SOUTHWEST) as Co-Syndication Agents; and

         JP MORGAN CHASE BANK and BANK OF AMERICA, N.A. as Co-Documentation
         Agents

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "Account" means any right to payment for goods sold or leased or for services rendered, whether or not earned by performance, or any right to payment for credit extended for goods sold or leased or services rendered.

         "ACH" means automated clearing house transfers.

         "Activation Notice" has the meaning set forth in Section 2.21(b).

         "Adjusted LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Agent" means Fleet, in its capacity as administrative agent for the Lenders hereunder.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Agents" means collectively, the Administrative Agent and the Collateral Agent.

         "Agreement" has the meaning set forth in the preamble.

         "Alternate Base Rate" means, for any day, the higher of (a) the annual rate of interest then most recently announced by Fleet at its head office in Boston, Massachusetts as its "Base Rate" and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% (0.50%) per annum. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in Fleet's Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in Fleet's Base Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Lending Office" means with respect to each Lender, its domestic lending office in the case of a Loan that is a Base Rate Loan and its LIBOR lending office in the case of a LIBOR Loan.

         "Applicable Margin" means the rates for Base Rate Loans and LIBOR Loans set forth below:

------------------------------------------------------------------------------
LEVEL           PERFORMANCE CRITERIA         BASE RATE            LIBOR LOANS
                                               LOANS
------------------------------------------------------------------------------
  I        Excess Availability greater             0%                 1.50%
           than $325,000,000
------------------------------------------------------------------------------
 II        Excess Availability greater             0%                 1.75%
           than $100,000,000 but less
           than or equal to $325,000,000
------------------------------------------------------------------------------
 III       Excess Availability less than           0%                 2.00%
           or equal to $100,000,000
------------------------------------------------------------------------------

Initially, the Applicable Margin shall be at Level II (notwithstanding that the Excess Availability requirements for another Level may have been satisfied). The Applicable Margin shall be adjusted quarterly as of the first day of each fiscal quarter of the Borrowers, commencing February 1, 2004, based upon the average Excess Availability for the immediately preceding fiscal quarter.

         "Appraised Inventory Liquidation Value" means the product of (a) the Cost of Eligible Inventory, minus the Shrink Reserve multiplied by (b) that percentage determined from the then most recent appraisal of the Borrowers' Inventory undertaken at the request of the Administrative Agent, to reflect the appraiser's estimate of the net recovery on the Borrowers' Inventory in the event of an in-store net orderly liquidation of that Inventory.

         "Arranger" means FSI.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of each party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "Base Rate Loan" means any Loan to the Borrowers bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "Blocked Account Agreements" has the meaning set forth in Section 2.21(b).

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrowers" means Zale, Zale Delaware, DDCC, TXDC and any other Subsidiary of Zale which becomes party to this Agreement by signing a joinder agreement to this Agreement and the Loan Documents, as applicable, with the other parties hereto and thereto, in form and substance satisfactory to the Administrative Agent.

         "Borrowing" means (a) the incurrence of Loans of a single Type, on a single date and having, in the case of LIBOR Loans, a single Interest Period, or
(b) a Swingline Loan.

         "Borrowing Base" means at any time of calculation, an amount equal to

         (a)      the lesser of

                  (i) the Inventory Advance Rate multiplied by the difference between the Cost of Eligible Inventory and the Shrink Reserve

         or

                  (ii) eighty-five percent (85%) of the Appraised Inventory Liquidation Value plus

         (b) eighty-five percent (85%) of the Borrowers' Eligible Credit Card Receivables

         minus

         (c)      the Reserves (other than the Shrink Reserve).

         "Borrowing Base Certificate" has the meaning set forth in Section
5.1(f).

         "Breakage Costs" has the meaning set forth in Section 2.19(b).

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts, New York, New York or Dallas, Texas are authorized or required by law to remain closed, provided, that, when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrowers that are (or would be) set forth in a consolidated statement of cash flows of the Borrowers for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrowers during such period.

         "Capital Lease Obligations" means of any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Collateral Account" means an interest-bearing account established by the Borrowers with the Collateral Agent at Fleet under the sole and exclusive dominion and control of the Collateral Agent designated as the "Zale Cash Collateral Account".

         "Cash Control Event" means that Excess Availability is less than $50,000,000 for five (5) consecutive days. For purposes of Section 2.21(f), the occurrence of a Cash Control Event shall be deemed continuing, notwithstanding that Excess Availability may after the Cash Control Event exceed $50,000,000, unless and until Excess Availability exceeds $50,000,000 for five (5) consecutive days, in which case a Cash Control Event shall no longer be deemed to be continuing for purposes of Section 2.21(f).

         "Cash Receipts" has the meaning set forth in Section 2.21(b).

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

         "Change in Control" means, at any time, (a) occupation of a majority of the seats (other than vacant seats) on the board of directors of Zale by Persons who were neither (i) nominated by the board of directors of Zale or (ii) appointed by directors so nominated; or (b) the acquisition of fifty percent (50%) or more of the capital stock of Zale by any Person or group of Persons, or
(c) the failure of Zale or another Borrower to own directly 100% of the capital stock or other ownership interest of Zale Delaware, DDCC, and TXDC.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.23(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Charges" has the meaning set forth in Section 9.13.

         "Closing Date" means the date on which the conditions specified in
Section 4.1 are satisfied (or waived by the Agents).

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means any and all "Collateral" as defined in any applicable Security Document.

         "Collateral Agent" means FRF, in its capacity as collateral agent under the Security Documents.

         "Commercial Letter of Credit" means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

         "Commitments" means, with respect to each Lender, the commitment of such Lender hereunder in the amount set forth opposite its name on Schedule 1.1 or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.15.

         "Commitment Percentage" means, with respect to each Lender, the percentage of the Commitments of all Lenders hereunder in the amount set forth opposite its name on Schedule 1.1 or as may subsequently be set forth in the Register from time to time, as the same may be reduced pursuant to Section 2.15.

         "Commitment Fee" has the meaning set forth in Section 2.12.

         "Concentration Accounts" has the meaning set forth in Section 2.21(a).

         "Consignment A/R Reserve" means an amount equal to six percent (6%) of the Borrowers' Eligible Credit Card Receivables.

         "Consolidated EBITDA" means Consolidated Net Income for any period plus
(a) without duplication, the sum of the following expenses of Zale and its Subsidiaries for such period, in each case to the extent included in determining said Consolidated Net Income: (i) depreciation expense, (ii) amortization expense, (iii) interest expense, (iv) total U.S. and foreign federal, state, provincial and local income tax expense, (v) charges relating to the valuation of inventory by application of the LIFO (last in/first out) method of inventory valuation, (vi) non-cash compensation expense arising out of the grant or exercise of stock options or other equity based compensation, (vii) expense arising from the write-off of excess goodwill and (viii) all other non-cash charges less (b) without duplication, the sum of (i) income earned during such period relating to the valuation of inventory by the application of the LIFO method of inventory valuation, (ii) interest income for such period, (iii) non-cash gains for such period and (iv) total U.S. and foreign federal, state, provincial and local income tax benefits provided during such period.

         "Consolidated Net Income" means the consolidated net income (or loss) of Zale and its Subsidiaries, determined in accordance with GAAP, after eliminating therefrom all extraordinary items of income or loss.

         "Consolidated Tangible Net Worth" means the difference between Consolidated Total Assets and Consolidated Total Liabilities, and less the sum of: (a) the total book value of all assets of Zale and its Subsidiaries properly classified as intangible assets under GAAP, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus (b) all amounts representing any write-up in the book value of any assets of Zale or its Subsidiaries resulting from a revaluation thereof subsequent to April 30, 2003.

         "Consolidated Total Assets" means all assets of Zale and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Interest Expense" means for any period, the aggregate amount of interest required to be paid or accrued by Zale and its Subsidiaries during such period on all Indebtedness of Zale and its Subsidiaries outstanding during all or any part of such period in accordance with GAAP (including payments consisting of interest in respect of Capital Lease Obligations or Synthetic Leases).

         "Consolidated Total Liabilities" means all liabilities of Zale and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

         "Cost" means the cost of Inventory as reported on the Borrowers' financial stock ledger using the retail method of accounting based on practices which are in effect on the date of this Agreement.

         "Credit Card Notifications" has the meaning set forth in Section 2.21(b)(ii).

         "Credit Extensions" means as of any day, the sum of (a) the principal balance of all Loans then outstanding, and (b) the then amount of the Letter of Credit Outstandings.

         "Customer Credit Reserve" means 50% of the aggregate face value at such time of (a) outstanding gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the certificate to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits of the Borrowers.

         "DDCC" has the meaning set forth in the preamble.

         "DDAs" means any checking or other demand deposit account maintained by the Borrowers.

         "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Distribution Minimum Excess Availability Amount" means Excess Availability of $75,000,000 or more.

         "Documentation Agents" means JPMorgan Chase Bank and Bank of America, N.A.

         "Dollars" or "$" means lawful money of the United States of America.

         "Dutch Auction Tender Offer" means the offer by Zale to purchase up to 6,400,000 shares of its common stock, or such lesser number of shares as are to be tendered, at a price per share not greater than $48 nor less than $42 as such offer may be amended, modified, supplemented or extended from time to time (including, but not limited to, any increase in size thereof permitted by Rule 13e-4(f)(1)(ii)) pursuant to the Dutch Auction Tender Offer Documents.

         "Dutch Auction Tender Offer Documents" means, collectively, the Tender Offer Statement on Schedule TO, dated July 1, 2003, and the exhibits thereto, as the same may be amended, modified, supplemented or extended from time to time in a manner acceptable to the Administrative Agent.

         "Eligible Credit Card Receivables" means (a) Accounts of the Borrowers due in four (4) Business Days or less on a non-recourse basis from major credit card processors and (b) Eligible Private Label Credit Card Receivables, in each case to the extent that it constitutes Collateral.

         "Eligible Inventory" means, as of the date of determination thereof, items of Inventory of the Borrowers that are finished goods (including, but not limited to, unmounted gemstones and shanks or mounts for which no stone has been mounted to the extent such goods are listed in the stock ledger or inventory systems), merchantable and readily saleable to the public in the ordinary course deemed by the Administrative Agent in accordance with its customary credit and collateral considerations and policies to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, unless otherwise approved in writing by the Administrative Agent, none of the following shall be deemed to be Eligible Inventory:

                  (a) Inventory that is not owned solely by the Borrowers, or is leased or on consignment or such Borrowers do not have good and valid title thereto;

                  (b) Inventory that is not located at a warehouse facility or store that is owned or leased by a Borrower unless it is in-transit between warehouse facilities and stores leased or owned by a Borrower;

                  (c) Inventory that represents (i) goods damaged, defective or otherwise unmerchantable, except in the case of each of the foregoing to the extent that the Administrative Agent has determined a recoverable value and (ii) goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents;

                  (d) Inventory that is not located in the United States of America (excluding, except as otherwise specifically provided, territories and possessions thereof), Puerto Rico or the Dominion of Canada;

                  (e) Inventory that is not subject to a perfected first-priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties;

                  (f) Inventory which consists of samples, labels, bags, packaging, and other similar non-merchandise categories;

                  (g) Inventory as to which insurance in compliance with the provisions of Section 5.7 hereof is not in effect;

                  (h) Inventory, other than layaway inventory, which has been sold but not yet delivered or as to which any Borrower has accepted a deposit;

                  (i) Inventory acquired in permitted acquisitions in compliance with the provisions of Section 6.4, unless and until the Administrative Agent shall have received (i) the results of appraisals of the Inventory acquired in such acquisition and (ii) such other due diligence related to such acquisition by the Administrative Agent that the Administrative Agent may require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent;

                  (j) Inventory of a Subsidiary that becomes a Borrower hereunder in compliance with the provisions of Section 2.1(c), unless and until the Administrative Agent shall have received (i) the results of appraisals of the Inventory of such Subsidiary and (ii) such other due diligence related to such Subsidiary by the Administrative Agent that the Administrative Agent may require, all of the result of the foregoing to be reasonably satisfactory to the Administrative Agent.

         "Eligible Private Label Credit Card Receivables" means Accounts of the Borrowers due in four (4) Business Days or less on (a) private label credit cards issued by Citibank USA, N.A. on substantially the terms as in effect on the Closing Date or as otherwise modified in a manner reasonably acceptable to the Administrative Agent and (b) other private label credit cards issued by other Persons reasonably acceptable to the Administrative Agent.

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Borrower directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrowers, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrowers or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrowers or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrowers or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrowers or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrowers or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Event of Default" has the meaning set forth in Section 7.1.

         "Excess Availability" means, as of any date of determination, the excess, if any, of (a) the lesser of the Borrowing Base or the Total Commitment, minus (b) the outstanding Credit Extensions.

         "Excluded Subsidiaries" means Zale Puerto Rico, Inc. and Zale Canada
Co.

         "Excluded Taxes" means, with respect to the Agents, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its gross or net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.28(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.26(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to
Section 2.26(a).

         "Existing Lenders" means Fleet National Bank, as Agent, and the other lending institutions party to that certain Amended and Restated Revolving Credit Agreement, dated as of March 30, 2000.

         "Existing Letters of Credit" means those letters of credit issued and outstanding under the Prior Loan Agreement which are identified on Schedule 1.1(a).

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Fleet from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the letter entitled "Fee Letter" among the Borrowers, the Administrative Agent and the Arranger dated as of July 1, 2003, as such letter may from time to time be amended.

         "Financial Officer" means, with respect to any Borrower, the chief financial officer, controller or treasurer of such Borrower.

         "Fixed Charge Coverage Ratio" means for any Reference Period the ratio of (a)(i) Consolidated EBITDA for such period less (ii) the sum of (A) Capital Expenditures for such period and (B) federal income tax paid in cash during such period to (b) the sum of (i) Consolidated Total Interest Expense for such period, (ii) the sum of all scheduled payments of principal on Indebtedness of Zale and its Subsidiaries (including without limitation, the principal component of amounts paid on account of Capitalized Lease Obligations) made or required to be made during such period, and (iii) Restricted Payments consisting of dividends made during such period.

         "Fleet" means Fleet National Bank, a national banking association.

         "Fleet Concentration Account" has the meaning set forth in Section 2.21(b).

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "FRF" means Fleet Retail Finance, Inc., a Delaware corporation.

         "FSI" means Fleet Securities, Inc., a Massachusetts corporation.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" means, of or by any Person (the "guarantor"), any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness, provided, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guaranteed Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by any of the Borrowers or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under
Section 101(14) of CERCLA.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, or other interest or currency exchange rate or commodity price hedging arrangement.

         "Indebtedness" means, of any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others (including, without limitation, under any Synthetic Leases), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Indemnitee" has the meaning set forth in Section 9.3(b).

         "Interest Payment Date" means (a) with respect to any Base Rate Loan (including a Swingline Loan), the last day of each calendar quarter, and (b) with respect to any LIBOR Loan, the last day of each Interest Period and, in the case of any Interest Period longer than three months, on each successive date three months after the first day of such Interest Period.

         "Interest Period" means, with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as any Borrower may elect, provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (c) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Inventory" has the meaning set forth in the Security Agreement.

         "Inventory Advance Rate" means (i) 65.5% for the months of January through September and (ii) 69% for the months of October through December.

         "Issuing Bank" means Fleet, in its capacity as the issuer of Letters of Credit hereunder, and any successor to Fleet in such capacity (which may only be a Lender selected by the Administrative Agent in its reasonable discretion). The Issuing Bank may, in its reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each Issuing Bank shall act commercially reasonably and otherwise in accordance with the standard of care set forth in
Section 2.6(i).

         "Landlord Lien Reserve" means one month's base rent for each of the Borrowers' facilities located in the States of Washington, Pennsylvania and Virginia at which inventory is stored, calculated quarterly.

         "Layaway Reserve" means 100% of the aggregate amount deposited by customers with the Borrowers including, without limitation, amounts deposited on account of layaway or similar programs.

         "L/C Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

         "Lenders" means the Persons identified on Schedule 1.1 and each assignee that becomes a party to this Agreement as set forth in Section 9.4.

         "Letter of Credit" means a letter of credit that is (i) issued pursuant to this Agreement for the account of any Borrower, (ii) a Standby Letter of Credit or Commercial Letter of Credit, (iii) issued in connection with the purchase of Inventory by any Borrower or for any other purpose that is reasonably acceptable to the Administrative Agent, and (iv) in form and substance reasonably satisfactory to the Issuing Bank.

         "Letter of Credit Fees" means the fees payable in respect of Letters of Credit pursuant to Section 2.13.

         "Letter of Credit Outstandings" means, at any time, the sum of (a) with respect to Letters of Credit outstanding at such time, the aggregate maximum amount that then is or at any time thereafter may become available for drawing or payment thereunder plus (b) all amounts theretofore drawn or paid under Letters of Credit for which the Issuing Bank has not then been reimbursed.

         "LIBOR Borrowing" means a Borrowing comprised of LIBOR Loans.

         "LIBOR Loan" means any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "LIBOR Rate" means, with respect to any LIBOR Borrowing for any Interest Period, the rate of interest (rounded upwards, if necessary to the next 1/16 of 1%) determined by the Administrative Agent to be the prevailing rate per annum at which deposits in dollars are offered by banks in the London interbank market based on information presented on Reuters Screen FRBD or Telerate at 11:00 a.m. (London time) not less than two Business Days before the first day of the Interest Period for the subject LIBOR Borrowing, for a deposit approximately in the amount of the subject Borrowing and for a period of time approximately equal to such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Line Fee" means a fee equal to 0.375% per annum (on the basis of actual days elapsed in a year of 360 days) of the average daily balance of the difference between

(x) such Lender's Commitment and (y) the sum of (i) such Lender's Commitment Percentage of the principal amount of Loans then outstanding, and (ii) such Lender's Commitment Percentage of the then Letter of Credit Outstandings for each day commencing on the date hereof and ending on but excluding the Termination Date.

         "Loan Account" has the meaning set forth in Section 2.20(a).

         "Loan Agreement Obligations" means (a) the payment by the Borrowers of
(i) the principal of, and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (excluding obligations under clauses (b) and (c) of the definition of "Obligations"), of the Borrowers to the Secured Parties under this Agreement and the other Loan Documents and (b) the payment and performance of all the covenants, agreements, obligations and liabilities of each Borrower under or pursuant to this Agreement, and the other Loan Documents,

         "Loan Documents" means this Agreement, the Notes, the Letters of Credit, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the Credit Card Notifications, the Security Documents, and any other instrument or agreement executed and delivered in connection herewith or therewith.

         "Loans" means all loans (including, without limitation, Revolving Loans and Swingline Loans) at any time made to the Borrowers or for account of the Borrowers pursuant to this Agreement.

         "Margin Stock" has the meaning set forth in Regulation U.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property, assets, or financial condition of the Borrowers and their Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the material rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder or thereunder; provided, however, that no Material Adverse Effect shall be deemed to exist with respect to the Borrowers solely as a result of (i) the loss by any Borrower of its investment in an Unrestricted Subsidiary;
(ii) the loss of that portion of Consolidated EBITDA generated by any Unrestricted Subsidiary; or (iii) any liability of an Unrestricted Subsidiary that is not, on an unconsolidated basis, a liability of a Borrower.

         "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Borrowers in an aggregate principal amount exceeding $25,000,000.

         "Maturity Date" means August 11, 2008.

         "Maximum Rate" has the meaning set forth in Section 9.13.

         "Minority Lenders" has the meaning set forth in Section 9.2(d).

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Noncompliance Notice" has the meaning set forth in Section 2.5(b).

         "Note Indenture" means that certain Indenture dated as of September 20, 1997 for $100,000,000 of 8.50% Senior Notes due 2007 among Zale, as Issuer, Zale Delaware, as Guarantor and Bank One, NA.

         "Notes" means (i) the promissory notes of the Borrowers substantially in the form of Exhibit B-1, each payable to the order of a Lender, evidencing the Revolving Loans, and (ii) the promissory note of the Borrowers substantially in the form of Exhibit B-2, payable to the Swingline Lender, evidencing the Swingline Loans.

         "Obligations" means (a) Loan Agreement Obligations, (b) the payment and performance of any transaction with FRF as Collateral Agent, or Fleet as Administrative Agent, or any of their respective Affiliates, which arises out of any cash management, depository, investment, letter of credit, interest rate protection or other Hedging Agreement, or other banking or financial services provided by any such Person, in each case, in connection with this Agreement or the other Loan Documents, as each may be amended from time to time and (c) the payment and performance of any transaction with any Lender, or any of their respective Affiliates, which arises out of any interest rate protection or other Hedging Agreement.

         "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "Overadvance" means, at any time of calculation, a circumstance in which the Credit Extensions exceed the lesser of (a) the Total Commitment or (b) the Borrowing Base.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Permitted Asset Sales" means sales and dispositions of assets that are deemed appropriate by the Borrowers for fair market value not to exceed $100,000,000 in any fiscal year.

         "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.5;

                  (b) carriers', warehousemen's, landlord's, mechanics', materialmen's, repairmen's and other like Liens, arising in the ordinary course of business and securing obligations that are not overdue by more than ninety (90) days or are being contested in compliance with Section 5.5;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, old-age pension and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.1(k); and

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of leased property, with or without the consent of the lessee) on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrowers.

provided, that except as provided in any one or more of clauses (a) through (f) above, the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "Permitted Investments" means each of the following:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within two (2) years from the date of purchase by such Borrower or such Subsidiary;

                  (b) demand deposits, certificates of deposit, Eurodollar deposits, time deposits and bankers acceptances issued by banking institutions provided, that such banks have a long-term credit rating of at least "AA" (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system or "Aa" (or its then equivalent) if rated by Moody's or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.; provided, however, the Borrowers' investment in any one bank shall not exceed 5% of the primary capital of such bank;

                  (c) securities commonly known as "commercial paper" issued by the Administrative Agent, or a corporation or any other financial institution that at the time of purchase have been rated and the ratings for which are not less than "P1" (or its then equivalent) if rated by Moody's or any successor service thereto having a substantially similar rating system, or not less than "A1" (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.; provided, however, the Borrowers may invest up to 20% of their Permitted Investments measured at the time of investment made pursuant to paragraphs (a)-(i) hereof in commercial paper with a combined rating of "A-2/P-2" (or its then equivalent);

                  (d) demand notes issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at that time of purchase have a rating of at least "AA" (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or its equivalent by at least two (2) nationally recognized rating services, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc., and have a maturity date that does not exceed one (1) year beyond the date of purchase; provided, however, such investments will be limited to the greater of $20 million per obligor or 20% of investments made pursuant to paragraphs (a)-(i) hereof measured at the time of investment;

                  (e) repurchase agreements, purchased through the Administrative Agent, or a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P1" (or its then equivalent) if rated by Moody's or any successor service thereto having a substantially similar rating system, or not less than "A1" (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc., which repurchase agreements are collateralized by securities of the United States of America or any agency thereof in an amount equal to at least 102% of the amount of such investment;

                  (f) shares of any so-called "money market fund" advised, serviced or sold by any of the Lenders or by any other financial institution provided, that such fund is registered under the Investment Company Act of 1940, has net assets of at least $250,000,000, has an investment portfolio with an average maturity of 365 days or less and is not considered to be a "high-yield" fund;

                  (g) municipal fixed and variable rate short-term securities that mature within one (1) year from the date of purchase by any Borrower or such Subsidiary that at the time of purchase have been rated and the ratings for which are not less than "MIG-1/VMIG-1" (or its then equivalent) if rated by Moody's or any successor service thereto having a substantially similar rating system or not less than "SP-1+/A-1" (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.;

                  (h) municipal fixed and variable rate medium-term securities that mature between one (1) and two (2) years from the date of purchase by such Borrower or such Subsidiary that at the time of purchase have been rated and the ratings for which are not less than "Aa" (or its then equivalent) if rated by Moody's or any successor service thereto having a substantially similar rating system or not less than "AA" (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.;

                  (i) other investments not to exceed ten percent (10%) of Consolidated Tangible Net Worth at the time any such investment is made; and

                  (j) marketable direct obligations of the State of Texas or its agencies and instrumentalities that at the time of purchase have been rated and the ratings for which are not less than "P" (or its then equivalent) if rated by Moody's or any successor service thereto having a substantially similar rating system or not less than "A" (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system.

         "Permitted Overadvance" means an Overadvance determined by the Administrative Agent, in its reasonable discretion, (a) which is made to maintain, protect or preserve the Collateral and/or the Lenders' rights under the Loan Documents, or (b) which is otherwise in the Lenders' interests; provided, that Permitted Overadvances shall not (i) exceed five percent (5%) of the lesser of the then Borrowing Base or the then Total Commitment, in the aggregate outstanding at any time or (ii) remain outstanding for more than thirty consecutive Business Days, unless in case of clause (ii), the Required Supermajority Lenders otherwise agree; and provided, further, that the foregoing shall not (1) modify or abrogate any of the provisions of Section 2.6(g) regarding the Lenders' obligations with respect to L/C Disbursements, or (2) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for "inadvertent Overadvances" (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and further provided, that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Credit Extensions would exceed the Total Commitment.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrowers or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Prior Lenders" means Fleet National Bank, as agent, and the other lenders party to the Prior Loan Agreement.

         "Prior Loan Agreement" means that certain Amended and Restated Revolving Credit Agreement, dated as of March 30, 2000, as amended, among the Zale, Zale Delaware, TXDC, DDCC and Zale Canada Co., as borrowers, and the Prior Lenders.

         "Rabbi Trust" means any trust established for the satisfaction of obligations of any of Zale or its Subsidiaries for deferred compensation, the terms of which trust will not, at any time, result in such obligations being treated as funded under applicable Department of Labor and Internal Revenue Service guidelines as of the date hereof.

         "Real Estate" means all land, together with the buildings, structures, fixtures, parking areas, and other improvements thereon, now or hereafter owned by any Borrower, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

         "Reference Period" means as of any date of determination, the period of twelve (12) consecutive fiscal months of Zale and its Subsidiaries ending on such date, or if such date is not a fiscal month end date, the period of twelve
(12) consecutive fiscal months most recently ended (in each case treated as a single accounting period).

         "Record" means the grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by a Lender with respect to any Loan, whether referred to in such Note or otherwise.

         "Register" has the meaning set forth in Section 9.4(c).

         "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Release" has the meaning set forth in Section 101(22) of CERCLA.

         "Required Lenders" means, at any time, Lenders having Commitments equal to 51% of the Total Commitments, or if the Commitments have been terminated, Lenders whose percentage of the Credit Extensions (after settlement and repayment of all Swingline Loans by the Lenders) aggregate not less than 51% of all such Credit Extensions.

         "Required Supermajority Lenders" means, at any time, Lenders having Commitments equal to 75% of the Total Commitments, or if the Commitments have been terminated, Lenders whose percentage of the Credit Extensions (after settlement and repayment of all Swingline Loans by the Lenders) aggregate not less than 75% of all such Credit Extensions.

         "Reserves" means the Shrink Reserve, Layaway Reserve, Customer Credit Reserve, the Landlord Lien Reserve, Consignment A/R Reserve and such other reserves established from time to time in accordance with Section 2.2(b).

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Borrower other than dividends payable solely in shares of common stock of such Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of any Borrower or any option, warrant or other right to acquire any such shares of capital stock of any Borrower, other than any such payment made solely in share of common stock of such Borrower.

         "Revolving Loans" means all Loans at any time made by a Lender pursuant to Section 2.1.

         "S&P" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc.

         "Secured Parties" has the meaning set forth in the Security Agreement.

         "Security Agreement" means the Security Agreement, in the form of Exhibit C attached hereto and incorporated herein, among the Borrowers and the Collateral Agent for the benefit of the Secured Parties, as amended and in effect from time to time.

         "Security Documents" means the Security Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.14 to secure any of the Obligations.

         "Settlement Date" has the meaning set forth in Section 2.7(b).

         "Shrink" means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

         "Shrink Reserve" means from time to time the Borrowers' then current general ledger reserve for Shrink provided that the determination of such current general ledger reserve is consistent with the methodologies used in the Borrowers' most recent physical Inventory results delivered to the Administrative Agent on or about June 21, 2003.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such

Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.

         "Standby Letter of Credit" means any Letter of Credit other than a Commercial Letter of Credit.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for pro ration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

         "Swingline Lender" means Fleet, in its capacity as lender of Swingline Loans hereunder.

         "Swingline Loan" means a Loan made by the Swingline Lender to the Borrowers pursuant to Section 2.5.

         "Syndication Agents" means Bank One, NA and Congress Financial Corporation (Southwest).

         "Synthetic Lease" means any lease or other agreement for the use or possession of property creating obligations which do not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, would be characterized as Indebtedness of such lessee without regard to the accounting treatment.

         "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Termination Date" means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Loans is accelerated and the Commitments are terminated in accordance with Section 7.1, or (iii) the date of the occurrence of any Event of Default pursuant to Section 7.1(h) or (i).

         "Total Commitment" means, at any time, the sum of the Commitments at such time as reduced by the Borrowers pursuant to Section 2.15.

         "TXDC" has the meaning set forth in the preamble.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "Uniform Customs" means with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Administrative Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         "Unrestricted Subsidiaries" means each of the Subsidiaries of the Borrowers which are not Borrowers under this Agreement.

         "Unused Commitment" means, on any day, (a) the then Total Commitments minus (b) the sum of (i) the principal amount of Loans then outstanding and (ii) the then Letter of Credit Outstandings.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         "Zale" has the meaning set forth in the preamble.

         "Zale Delaware" has the meaning set forth in the preamble.

         SECTION 1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and

Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.3. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that if any Borrower notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to reflect the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision shall have been amended in accordance herewith.

                                   ARTICLE II
                           AMOUNT AND TERMS OF CREDIT

         SECTION 2.1. Commitment of the Lenders.

         (a) Each Lender severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to extend credit to the Borrowers, or any of them, on a revolving basis, in the form of Revolving Loans and Letters of Credit and in an amount not to exceed the lesser of such Lender's Commitment or such Lender's Commitment Percentage of the Borrowing Base, subject to the following limitations:

                           (i) The aggregate outstanding amount of the Credit Extensions shall not at any time exceed the lower of
                  (i) the Total Commitment, or (ii) the then amount of the Borrowing Base.

                           (ii) No Lender shall be obligated to issue any Letter of Credit, and Letters of Credit shall be available from the Issuing Bank, subject to the ratable participation of all Lenders, as set forth in Section 2.6. The Borrowers will not at any time permit the aggregate Letter of Credit Outstandings to exceed $20,000,000.

                           (iii) Subject to all of the other provisions of this Agreement, Revolving Loans that are repaid may be reborrowed prior to the Termination Date. No new Credit Extension, however, shall be made to the Borrowers after the Termination Date.

         (b) Each Borrowing of Revolving Loans shall be made by the Lenders ratably in accordance with their respective Commitment Percentages. The failure of any Lender to make any Loan shall neither relieve any other Lender of its obligation to fund its Loan in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

         (c) Any Excluded Subsidiary may become a Borrower under this Agreement, provided such Excluded Subsidiary signs a joinder agreement to this Agreement and the Loan Documents, as applicable, with the other parties hereto and thereto, in form and substance satisfactory to the Administrative Agent.

         SECTION 2.2. Reserves; Changes to Reserves.

         (a)      The initial Reserves as of the date of this Agreement are the
(i) Shrink Reserve, (ii) Customer Credit Reserve, (iii) Layaway Reserve, (iv) Landlord Lien Reserve and (v) Consignment A/R Reserve.

         (b) The Administrative Agent may in consultation with the Borrowers hereafter establish additional Reserves or change any of the foregoing Reserves, on five (5) Business Days' notice to the Borrowers based on appraisals and/or changes in the value of the Collateral which the Administrative Agent, based on its customary credit and collateral considerations and policies, believes may impede its ability to realize on the Collateral. All appraisals shall be done by Gordon Brothers or its Affiliates or appraisers reasonably satisfactory to the Administrative Agent and the Borrowers and shall be done using a consistent methodology.

         SECTION 2.3. Making of Loans.

         (a) Except as set forth in Section 2.16 and Section 2.24, Loans (other than Swingline Loans) by the Lenders shall be either Base Rate Loans or LIBOR Loans as the relevant Borrower may request subject to and in accordance with this Section 2.3, provided, that all Swingline Loans shall be only Base Rate Loans. All Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Loan by causing any lending office of such Lender to make such Loan; but any such use of a lending office shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of the applicable Note. Subject to the other provisions of this Section 2.3 and the provisions of Section 2.24, Borrowings of Loans of more than one Type may be incurred at the same time, but no more than ten (10) Borrowings of LIBOR Loans may be outstanding at any time.

         (b) The Borrowers requesting a Borrowing shall give the Administrative Agent telephonic notice (thereafter confirmed in writing) of each Borrowing of (i) LIBOR Loans not later than 12:00 p.m., Boston time, on the third Business Day prior to the date on which such Borrowing is to be made and
(ii) Base Rate Loans not later than 12:00 p.m., Boston time, on the Business Day on which such Borrowing is to be made. Such notice shall be irrevocable and binding on each of the Borrowers and shall specify the amount of the proposed Borrowing (which shall be in an integral multiple of $1,000,000, but not less than $5,000,000 in the case of LIBOR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of Base Rate Loans or LIBOR Loans and, if LIBOR Loans, the Interest Period with respect thereto. If no election of Interest Period is specified in any such notice for a Borrowing of LIBOR Loans, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Type of Loan, such notice shall be deemed a request for a Borrowing of Base Rate Loans. The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 100 Federal Street, Boston, Massachusetts 02110, not later than 4:00 p.m., Boston time, in immediately available funds. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBOR Loans and no less than one (1) hour prior to the proposed Borrowing of Base Rate Loans that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or
(ii) in the case of the Borrowers, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. Upon receipt of the funds made available by the Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrowers and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers not later than 4:00 p.m., Boston time.

         SECTION 2.4. Overadvances. The Agents and the Lenders have no obligation to make any Loan or to provide any Letter of Credit to the extent an Overadvance would result. The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Lenders and each Lender shall be bound thereby. Any Permitted Overadvances may constitute Swingline Loans. The making of any Permitted Overadvance is for the benefit of the Borrowers; such Permitted Overadvances constitute Revolving Loans and Obligations. The making of any such Permitted Overadvances on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvances on any other occasion or to permit such Permitted Overadvances to remain outstanding.

         SECTION 2.5. Swingline Loans.

         (a) The Swingline Lender is authorized by the Lenders and shall, subject to the provisions of this Section, make Swingline Loans up to $50,000,000 in the aggregate outstanding at any time, consisting only of Base Rate Loans plus the Applicable Margin, upon a notice of Borrowing received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender's discretion, may be submitted prior to 1:00 p.m., Boston time, on the

Business Day on which such Swingline Loan is requested). Swingline Loans shall be subject to periodic settlement with the Lenders under Section 2.7 below.

         (b) Swingline Loans may be made only in the following circumstances: (A) for administrative convenience, the Swingline Lender shall, at the Borrowers' request, make Swingline Loans in reliance upon the Borrowers' actual or deemed representations under Section 4.2, that the applicable conditions for borrowing are satisfied or (B) for Permitted Overadvances. If the conditions for borrowing under Section 4.2 cannot be fulfilled, the Borrowers shall give immediate notice thereof to the Administrative Agent and the Swingline Lender (a "Noncompliance Notice"), and the Administrative Agent shall promptly provide each Lender with a copy of the Noncompliance Notice. If the conditions for borrowing under Section 4.2 cannot be fulfilled, the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with Section 9.2. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans beginning one Business Day after the Noncompliance Notice is furnished to the Lenders. Notwithstanding the foregoing, no Swingline Loans shall be made pursuant to this Subsection (b) (other than Permitted Overadvances) if the aggregate outstanding amount of the Credit Extensions would exceed the lower of (i) the Total Commitment or any lesser amount to which the Total Commitment has then been reduced by the Borrowers pursuant to Section 2.15, or (ii) the then amount of the Borrowing Base.

         SECTION 2.6. Letters of Credit.

         (a) Upon the terms and subject to the conditions herein set forth, the Borrowers may request the Issuing Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions contained herein, the Issuing Bank shall issue, for the account of the relevant Borrower one or more Letters of Credit; provided, that no Letter of Credit shall be issued if after giving effect to such issuance
(i) the aggregate Letter of Credit Outstandings shall exceed $20,000,000, or
(ii) the aggregate Credit Extensions would exceed the limitation set forth in
Section 2.1(a)(i); and provided, further, that no Letter of Credit shall be issued if the Issuing Bank shall have received notice from the Administrative Agent or the Required Lenders that the conditions to such issuance have not been met.

         (b) Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date, provided, that each Standby Letter of Credit may, upon the request of the Borrowers, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

         (c) Each Commercial Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Commercial Letter of Credit and (ii) the date that is five Business Days prior to the Maturity Date.

         (d) Drafts drawn under any Letter of Credit shall be reimbursed by the Borrowers in dollars on the next Business Day of any such payment thereof by the Issuing Bank by paying to the Administrative Agent an amount equal to such drawing not later than 3:00 p.m., Boston time, on such date, provided, that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with a Revolving Loan consisting of a Base Rate Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting Base Rate Loan or Swingline Loan. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrowers by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make payment thereunder (which payment shall not be made until two (2) Business Days after such notice from the Issuing Bank to the Borrowers), provided, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Lenders with respect to any such payment.

         (e) If the Issuing Bank shall make any L/C Disbursement, then, unless the Borrowers shall reimburse the Issuing Bank in full on the date such payment is made, the unpaid amount thereof shall bear interest, for each day from and including the date such payment is made to but excluding the date that the Borrowers reimburse the Issuing Bank therefor, at the rate per annum then applicable to Base Rate Loans, provided, that if the Borrowers fail to reimburse such Issuing Bank when due pursuant to paragraph (d) of this Section, then
Section 2.10 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (g) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

         (f) Immediately upon the issuance of any Letter of Credit by the Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of the Issuing Bank, the Issuing Bank shall be deemed to have sold to each Lender, and each such Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Commitments pursuant to Section 9.4 and Section 9.5, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by the Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any Lender.

         (g) In the event that the Issuing Bank makes any L/C Disbursement and the Borrowers shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 2.6(d), the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Commitment Percentage of such unreimbursed payment in dollars and in same day funds. If the Issuing Bank so notifies the Administrative Agent, and the Administrative Agent so notifies the Lenders prior to 11:00 a.m., Boston time, on any Business Day, each such Lender shall make available to the Issuing Bank such Lender's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to the Issuing Bank, such Lender agrees to pay to the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Issuing Bank at the Federal Funds Effective Rate. Each Lender agrees to fund its Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of Section 2.1 or
Section 2.6, or the occurrence of the Termination Date. The failure of any Lender to make available to the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Lender of its obligation hereunder to make available to the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Lender. Whenever any Lender has made payments to the Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Lender shall be entitled to share ratably, based on its Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

         (h) Whenever a Borrower desires that the Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), such Borrower shall give to the Issuing Bank and the Administrative Agent at least two Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon in writing by the Issuing Bank and such Borrower) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof. If requested by the Issuing Bank, the Borrowers shall also submit a letter of credit application on the Issuing Bank's standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit.

         (i) The obligations of the Borrowers to reimburse the Issuing Bank for any L/C Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder; or (v) the fact that any Event of Default shall have occurred and be continuing. None of the Administrative Agent, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, the Issuing Bank may, in its reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (j) If any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in the Cash Collateral Account an amount in cash equal to 103% of the Letter of Credit Outstandings as of such date plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations of the Borrowers under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent at the request of the Borrowers and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such Cash Collateral Account shall be applied by the Collateral Agent to reimburse the Issuing Bank for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Outstandings at such time or, if the Loans have matured or the maturity of the Loans has been accelerated, be applied to satisfy other Obligations of the Borrowers under this Agreement.

         (k) All Existing Letters of Credit shall, from and after the Closing Date, be deemed for all purposes to be Letters of Credit under this Agreement.

         SECTION 2.7. Settlements Amongst Lenders.

         (a) The Swingline Lender may (but shall not be obligated to), at any time, on behalf of the Borrowers (which hereby authorize the Swingline Lender to act in their behalf in that regard) request the Administrative Agent to cause the Lenders to make a Revolving Loan (which shall be a Base Rate Loan) in an amount equal to such Lender's Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with Section 2.5, which request may be made regardless of whether the conditions set forth in Article IV have been satisfied. Upon such request, each Lender shall make available to the Administrative Agent the proceeds of such Revolving Loan for the account of the Swingline Lender. If the Swingline Lender requires a Revolving Loan to be made by the Lenders and the request therefor is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds not later than 4:00 p.m., Boston time, that day; and, if the request therefor is received after 12:00 Noon, Boston time, then not later than 4:00 p.m., Boston time, on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

         (b) The amount of each Lender's Commitment Percentage of outstanding Revolving Loans shall be computed weekly (or more frequently in the Administrative Agent's discretion) and shall be adjusted upward or downward based on all Revolving Loans and repayments of Revolving Loans received by the Administrative Agent as of 4:00 p.m., Boston time, on the first Business Day following the end of the period specified by the Administrative Agent (such date, the "Settlement Date").

         (c) The Administrative Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Loans for the period and the amount of repayments received for the period. As reflected on the summary statement: (x) the Administrative Agent shall transfer to each Lender its applicable Commitment Percentage of repayments, and (y) each Lender shall transfer to the Administrative Agent (as provided below), or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Lender with respect to Revolving Loans shall be equal to such Lender's applicable Commitment Percentage of Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds not later than 4:00 p.m., Boston time, that day; and, if received after 12:00 Noon, Boston time, then not later than 4:00 p.m., Boston time, on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the

Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

         SECTION 2.8. Notes; Repayment of Loans.

         (a) The Loans made by each Lender (and by the Swingline Lender, with respect to Swingline Loans) shall be evidenced by a Note duly executed by the Borrowers, dated the Closing Date, in substantially the form attached hereto as Exhibit B-1 or B-2, as applicable, payable to the order of each such Lender (or the Swingline Lender, as applicable) in an aggregate principal amount equal to such Lender's Commitment (or, in the case of the Note evidencing the Swingline Loans, $50,000,000).

         (b) The outstanding principal balance of all Swingline Loans shall be repaid on the earlier of the Termination Date or, on the date otherwise requested by the Swingline Lender in accordance with the provisions of Section 2.5(a). The outstanding principal balance of all other Obligations shall be payable on the Termination Date (subject to earlier repayment as provided below). Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in this Article II. Each Lender is hereby authorized by the Borrowers to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrowers to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

         SECTION 2.9. Interest on Loans.

         (a) Subject to Section 2.10, each Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Alternate Base Rate, plus the Applicable Margin for Base Rate Loans.

         (b) Subject to Section 2.10, each LIBOR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, plus the Applicable Margin for LIBOR Loans.

         (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Termination Date, after the Termination Date on demand and (with respect to LIBOR Loans) upon any repayment or prepayment thereof (on the amount prepaid).

         SECTION 2.10. Default Interest. Effective upon the occurrence of any Event of Default and at all times thereafter while such Event of Default is continuing, at the option of the Administrative Agent or upon the direction of the Required Lenders, interest shall accrue on all outstanding Loans (including Swingline Loans) (after as well as before judgment, as and to the extent permitted by law) at a rate per annum equal to the rate (including the Applicable Margin for Loans) in effect from time to time plus 2.00% per annum, and such interest shall be payable on demand.

         SECTION 2.11. Certain Fees. The Borrowers shall pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth.

         SECTION 2.12. Unused Commitment Fee. The Administrative Agent shall pay each Lender the Line Fee at the times and in the manner set forth below. The Borrowers shall pay to the Administrative Agent for the account of the Lenders, a commitment fee (the "Commitment Fee") equal to 0.375% per annum (on the basis of actual days elapsed in a year of 360 days) of the average daily balance of the Unused Commitment for each day commencing on and including the Closing Date and ending on but excluding the Termination Date. The Commitment Fee so accrued in any fiscal quarter shall be payable on the first Business Day of the immediately succeeding fiscal quarter, except that all Commitment Fees so accrued as of the Termination Date shall be payable on the Termination Date. If the Commitment Fee actually paid by the Borrowers is insufficient to pay the Line Fee due the Lenders, the deficiency shall be paid to the Lenders by the Swingline Lender from its own funds (and the Borrowers shall have no liability with respect thereto). The Administrative Agent shall pay the Line Fee (and any amounts payable by the Swingline Lender hereunder) to the Lenders based upon their pro rata share of the aggregate Line Fee due to all Lenders; provided, that for purposes of calculating the pro rata share of any Person which is both the Swingline Lender and a Lender, such Person's share shall be equal to the difference between (i) the sum of such Person's Commitment, and (ii) the sum of
(A) such Person's Commitment Percentage of the principal amount of Revolving Loans then outstanding (including the principal amount of Swingline Loans then outstanding), and (B) such Person's Commitment Percentage of the then Letter of Credit Outstandings.

         SECTION 2.13. Letter of Credit Fees.

         (a) The Borrowers shall pay the Administrative Agent, for the account of the Lenders, on the last day of each calendar quarter, in arrears, a fee (each, a "Letter of Credit Fee") equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the subject quarter (each computed on the basis of the actual number of days elapsed over a year of 360 days):

                           (i) Standby Letters of Credit: At the then Applicable Margin per annum for LIBOR Loans.

                           (ii) Commercial Letters of Credit: At the rate equal to fifty percent (50%) of then Applicable Margin per annum for LIBOR Loans.

                           (iii)    After the occurrence and during the
                  continuance of an Event of Default, at the option of the Administrative Agent or upon the direction of the Required Lenders, the Letter of Credit Fee set forth in clauses (i) and
                  (ii) above, shall be increased by an amount equal to two percent (2%) per annum.

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

         (b) The Borrowers shall pay to the Administrative Agent, for the account of the Issuing Bank, and in addition to all Letter of Credit Fees otherwise provided for hereunder, such fees and charges in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit issued by the Issuing Bank as are customarily imposed by the Issuing Bank from time to time in connection with letter of credit transactions and such fronting fees as are agreed upon by the Borrowers and the Issuing Bank.

         SECTION 2.14. Nature of Fees. All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent, for the respective accounts of the Administrative Agent, the Issuing Bank, and the Lenders, as provided herein. Once paid, all fees shall be fully earned and shall not be refundable under any circumstances.

         SECTION 2.15. Termination or Reduction of Commitments. Upon at least five (5) Business Days' prior written notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments. Each such reduction shall be in the principal amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof. Each such reduction or termination shall (i) except as provided in
Section 2.28(b), be applied ratably to the Commitments of each Lender and (ii) be irrevocable when given. At the effective time of each such reduction or termination, the Borrowers shall pay to the Administrative Agent for application as provided herein (i) all Commitment Fees accrued on the unused portion of the Commitments so terminated or reduced through the date thereof, and (ii) any amount by which the Credit Extensions outstanding on such date exceed the amount to which the Commitments are to be reduced effective on such date, in each case pro rata based on the amount prepaid.

         SECTION 2.16. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBOR Borrowing:

         (a) the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

         (b) the Administrative Agent is advised by the Required Supermajority Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter (but in any event, within two (2) Business Days) and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as a Borrowing of Base Rate Loans.

         Section 2.17. Conversion and Continuation of Loans. The Borrowers shall have the right at any time,

         (a) on three (3) Business Days' prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m., Boston time, on the third Business Day preceding the date of any conversion), (x) to convert any outstanding Borrowings of Base Rate Loans (but in no event Swingline Loans) to Borrowings of LIBOR Loans or (y) to continue an outstanding Borrowing of LIBOR Loans for an additional Interest Period,

         (b) on one (1) Business Day's prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m., Boston time, on the first Business Day preceding the date of any conversion), to convert any outstanding Borrowings of LIBOR Loans to a Borrowing of Base Rate Loans, subject to the following:

                           (i) no Borrowing of Loans may be converted into, or continued as, LIBOR Loans at any time when an Event of Default has occurred and is continuing;

                           (ii) if less than a full Borrowing of Loans is converted, such conversion shall be made pro rata among the Lenders, as applicable, in accordance with the respective principal amounts of the Loans comprising such Borrowing held by such Lenders immediately prior to such refinancing;

                           (iii) the aggregate principal amount of Loans being converted into or continued as LIBOR Loans shall be in an integral of $1,000,000 and at least $5,000,000;

                           (iv) the Interest Period with respect to a Borrowing of LIBOR Loans effected by a conversion or in respect to the Borrowing of LIBOR Loans being continued as LIBOR Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

                           (v) a Borrowing of LIBOR Loans may be converted only on the last day of an Interest Period applicable thereto;

                           (vi)     each request for a conversion or
                  continuation of a Borrowing of LIBOR Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month; and

                           (vii) no more than ten (10) Borrowings of LIBOR Loans may be outstanding at any time.

If any of the Borrowers does not give notice to convert any Borrowing of Base Rate Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as LIBOR Loans, in each case as provided above, such Borrowing shall automatically be converted to, or continued as, as applicable, a Borrowing of Base Rate Loans at the expiration of the then-current Interest Period. The Administrative Agent shall, after it receives notice from any Borrower, promptly give each Lender notice of any conversion, in whole or part, of any Loan made by such Lender.

         SECTION 2.18. Mandatory Prepayment; Cash Collateral. The outstanding Obligations shall be subject to mandatory prepayment as follows:

         (a) If at any time the amount of the Credit Extensions exceeds the lower of (i) the then amount of the Total Commitment, and (ii) the then amount of the Borrowing Base, the Borrowers will immediately upon a Financial Officer becoming aware of such occurrence (A) prepay the Loans in an amount necessary to eliminate such excess, and (B) if, after giving effect to the prepayment in full of all outstanding Loans such excess has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to such excess.

         (b) To the extent required pursuant to Section 2.21(b), the Revolving Loans shall be repaid daily in accordance with the provisions of said
Section 2.21(b).

         (c) Subject to the foregoing, outstanding Base Rate Loans shall be prepaid before outstanding LIBOR Loans are prepaid. Each partial prepayment of LIBOR Loans shall be in an integral multiple of $5,000,000. No prepayment of LIBOR Loans shall be permitted pursuant to this Section 2.18 other than on the last day of an Interest Period applicable thereto, unless the Borrowers simultaneously reimburse the Lenders for all "Breakage Costs" (as defined in Section 2.19, below) associated therewith. In order to avoid such Breakage Costs, as long as no Event of Default has occurred and is continuing, at the request of the Borrowers, the Administrative Agent shall hold all amounts required to be applied to LIBOR Loans in the Cash Collateral Account and will apply such funds to the applicable LIBOR Loans at the end of the then pending Interest Period therefor (provided, that the foregoing shall in no way limit or restrict the Agents' rights upon the subsequent occurrence of an Event of Default). No partial prepayment of a Borrowing of LIBOR Loans shall result in the aggregate principal amount of the LIBOR Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 (unless all such outstanding LIBOR Loans are being prepaid in full). Any prepayment of the Revolving Loans shall not permanently reduce the Commitments.

         (d) All amounts required to be applied to all Loans hereunder (other than Swingline Loans) shall be applied ratably in accordance with each Lender's Commitment Percentage.

         (e) Upon the Termination Date, the Commitments and the credit facility provided hereunder shall be terminated in full and the Borrowers shall pay, in full and in cash, all outstanding Loans and all other outstanding Obligations.

         SECTION 2.19. Optional Prepayment of Loans; Reimbursement of Lenders.

         (a) The Borrowers shall have the right at any time and from time to time to prepay outstanding Loans in whole or in part, (x) with respect to LIBOR Loans, upon at least two Business Days' prior written or facsimile notice to the Administrative Agent prior to 11:00 a.m., Boston time, and (y) with respect to Base Rate Loans, on the same Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 1:00 p.m., Boston time, subject to the following limitations:

                           (i) Subject to Section 2.18, all prepayments shall be paid to the Administrative Agent for application, first, to the prepayment of outstanding Swingline Loans, second, to the prepayment of other outstanding Loans ratably in accordance with each Lender's Commitment Percentage, and third, to the funding of a cash collateral deposit in the Cash Collateral Account in an amount equal to 103% of all Letter of Credit Outstandings.

                           (ii) Subject to the foregoing, outstanding Base Rate Loans shall be prepaid before outstanding LIBOR Loans are prepaid. Each partial prepayment of LIBOR Loans shall be in an integral multiple of $5,000,000. No prepayment of LIBOR Loans shall be permitted pursuant to this Section 2.19 other than on the last day of an Interest Period applicable thereto, unless the Borrowers simultaneously reimburse the Lenders for all "Breakage Costs" (as defined below) associated therewith. No partial prepayment of a Borrowing of LIBOR Loans shall result in the aggregate principal amount of the LIBOR Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 (unless all such outstanding LIBOR Loans are being prepaid in full).

                           (iii) Each notice of prepayment shall specify the prepayment date, the principal amount and Type of the Loans to be prepaid and, in the case of LIBOR Loans, the Borrowing or Borrowings pursuant to which such Loans were made. The Administrative Agent shall, promptly after receiving notice from the Borrowers hereunder, notify each Lender of the principal amount and Type of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

         (b) The Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released
(i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Base Rate Loans or acceleration by virtue of, and after, the occurrence of an Event of Default) of any LIBOR Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Borrowers deliver a notice of borrowing under Section 2.3 in respect of LIBOR Loans, such Loans are not borrowed on the first day of the Interest Period specified in such notice of borrowing for any reason. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBO Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing of a LIBOR Loan other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan or (y) in the case of such failure to borrow, of the Interest Period for such LIBOR Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market (collectively, "Breakage Costs"). Any Lender demanding reimbursement for such loss shall deliver to the Borrowers simultaneously with such demand one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

         (c) In the event the Borrowers fail to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.19(a), the Borrowers on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any actual loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any Lender demanding such payment shall deliver to the Borrowers simultaneously with such demand one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

         (d) Whenever any partial prepayment of Loans is to be applied to LIBOR Loans, such LIBOR Loans shall, unless the Borrowers otherwise direct, be prepaid in the chronological order of their Interest Payment Dates.

         SECTION 2.20. Maintenance of Loan Account; Statements of Account.

         (a) The Administrative Agent shall maintain an account on its books in the name of the Borrowers (the "Loan Account") which will reflect (i) all Loans made by the Lenders to the Borrowers or for the Borrowers' account,
(ii) all L/C Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other monetary Obligations that have become payable.

         (b) The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrowers, including all amounts received in the Fleet Concentration Account from any Concentration Account, on the date such amounts are received and the amounts so credited shall be applied as set forth in Section 2.22(a) and (b). After the end of each month, the Administrative Agent shall send to the Borrowers a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrowers during that month. The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Borrowers.

         SECTION 2.21. Cash Receipts.

         (a) (i) Annexed hereto as Schedule 2.21(a)(i) is a list of all DDAs and accounts maintained by the Borrowers into which more than one DDA deposits or transfers funds (the "Concentration Accounts") as of the date hereof, which Schedule includes, with respect to each Concentration Account depository (1) the name and address of that depository; (2) the account number(s) maintained with such depository; and (3) to the extent known, a contact person at such depository.

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

                  (ii) Annexed hereto as Schedule 2.21(a)(ii) is a list describing all arrangements to which any Borrower is a party with respect to the payment to any Borrower of the proceeds of all credit card charges for sales by any Borrower.

         (b) (i) On the Closing Date, the Borrowers shall have entered into agency agreements with the banks maintaining the Concentration Accounts, which agreements (the "Blocked Account Agreements") shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (ii) On the Closing Date, the Borrowers shall deliver to the Administrative Agent notifications (the "Credit Card Notifications") executed on behalf of the Borrowers to each of their major credit card processors instructing such credit card processors to remit all proceeds of all credit card charges to a Concentration Account.

                  (iii) The Blocked Account Agreements shall provide that, after the occurrence and during the continuance of an Event of Default or Cash Control Event, the Administrative Agent may, or at the request of the Required Lenders shall, provide a notice to each bank (with a copy to the Borrowers) maintaining a Concentration Account (an "Activation Notice") requiring the sweep on each Business Day of all available cash receipts and other proceeds from the sale of Inventory, including, without limitation, the proceeds of all credit card charges (all such cash receipts and proceeds, "Cash Receipts"), to a Concentration Account maintained by the Collateral Agent at Fleet (the "Fleet Concentration Account"). At such time as such
         Event of Default has been cured or waived or such Cash Control Event no longer exists, the Activation Notice shall cease to be effective and the Administrative Agent shall give notice thereof to each bank maintaining a Concentration Account rescinding such Activation Notice previously given to such bank.

         (c) The Borrowers may close Concentration Accounts and/or open new Concentration Accounts, subject to the execution and delivery to the Administrative Agent of appropriate Blocked Account Agreements consistent with the provisions of this Section 2.21. The Borrowers may close DDAs and/or open new DDAs, subject to the Borrowers updating Schedule 2.21(a)(i) and otherwise complying with the terms of this Agreement. The Borrowers may not enter into any agreement with any credit card processors unless contemporaneously therewith, a Credit Card Notification is executed and delivered to the Administrative Agent. The Borrowers shall each cause each of their credit card processors to remit all proceeds of all credit card charges to a Concentration Account.

         (d) The Fleet Concentration Account is, and shall remain, under the sole dominion and control of the Collateral Agent. Each Borrower acknowledges and agrees that (i) such Borrower has no right of withdrawal from the Fleet Concentration Account, (ii) the funds on deposit in the Fleet Concentration Account, if any, shall continue to be collateral security for all of the Obligations and (iii) the funds on deposit in the Fleet Concentration Account shall be applied as provided in Section 2.22(a).

         (e) The Borrowers shall cause the ACH or wire transfer to a Concentration Account, no less frequently then daily, of the then contents of each DDA, each such transfer to be net of any minimum balance, not to exceed $10,000, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained.

         (f) So long as (i) no Event of Default has occurred and is continuing, and (ii) no Activation Notice shall have been given and remain in effect, the Borrowers may direct, and shall have sole control over, the manner of disposition of the funds in the Concentration Accounts. After the delivery of an Activation Notice and during the effectiveness thereof, the Borrowers shall cause the ACH or wire transfer to the Fleet Concentration Account, no less frequently than daily of the then contents of each Concentration Account, each such transfer to be net of any minimum balance, not to exceed $10,000, as may be required to be maintained in the subject Concentration Account by the bank at which such Concentration Account is maintained, and, in connection with each such transfer, the Borrowers shall also provide the Administrative Agent with an accounting of the contents of each Concentration Account.

         In the event that, notwithstanding the provisions of this Section 2.21, after the delivery of an Activation Notice and during the effectiveness thereof, the Borrowers receive or otherwise have dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by the Borrowers for the Administrative Agent and shall not be commingled with any of the Borrowers' other funds or deposited in any account of any Borrower other than as instructed by the Administrative Agent.

         Effective upon delivery of an Activation Notice to the Borrowers from the Collateral Agent, after the occurrence and during the continuation of an Event of Default (including, without limitation, the failure of the Borrowers to comply with the provisions of this Section 2.21(f)) (which notice may be given by telephone if promptly confirmed in writing) or a Cash Control Event, (i) the Administrative Agent may, at any time thereafter, deliver the Credit Card Notifications to the addressees thereof, and (ii) the Concentration Accounts will, without any further action on the part of any Borrower or the Collateral Agent convert into a closed account under the exclusive dominion and control of the Collateral Agent in which funds are held subject to the rights of the Collateral Agent hereunder. In such event, all amounts in the Fleet Concentration Account from time to time may be applied to the Obligations in such order and manner as provided in Section 2.22 hereof.

         SECTION 2.22. Application of Payments.

         (a) Subject to the provisions of Section 2.21, as long as no Event of Default then exists, all amounts received in the Fleet Concentration Account from any source, including the Concentration Accounts, shall be applied, on the day of receipt, in the following order: first, to pay interest due and payable on Credit Extensions and to pay fees and expense reimbursements and indemnification then due and payable to the Administrative Agent, FSI, the Issuing Bank, the Collateral Agent, and the Lenders; second, to repay outstanding Swingline Loans; third, to repay other outstanding Revolving Loans that are Base Rate Loans and all outstanding reimbursement obligations under Letters of Credit; fourth, to repay outstanding Revolving Loans that are LIBOR Loans and all Breakage Costs due in respect of such repayment pursuant to
Section 2.19(b) or, at the Borrowers' option, to fund a cash collateral deposit to the Cash Collateral Account sufficient to pay, and with direction to pay, all such outstanding LIBOR Loans on the last day of the then-pending Interest Period therefor; fifth, to pay Fleet or an

Affiliate of Fleet in connection with cash management and other similar banking or financial services provided by such Person, sixth, to pay Indebtedness under any Hedging Agreement with a Lender or an Affiliate of a Lender, seventh, to pay all other Obligations that are then outstanding and then due and payable (it being understood that undrawn Letters of Credit shall not be required to be cash collateralized if no Event of Default has occurred and is continuing). If all amounts set forth in clauses first through and including seventh above are paid, any excess amounts shall be deposited in a separate cash collateral account, and shall promptly be released to the Borrowers upon the request of any Borrower. Any other amounts received by the Administrative Agent, the Issuing Bank, the Collateral Agent, or any Lender as contemplated by Section 2.21 shall also be applied in the order set forth above in this Section 2.22.

         (b) All credits against the Obligations shall be effective on the day of receipt thereof, and shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits. If any item deposited to the Fleet Concentration Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrowers shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders against all claims and losses resulting from such dishonor or return.

         SECTION 2.23. Increased Costs.

         (a)      If any Change in Law shall:

                           (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBO
                  Rate) or the Issuing Bank; or

                           (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) other than Taxes, which shall be governed by Section 2.26 hereof, then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in

Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

         (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section within sixty (60) days of the effective date of the relevant Change in Law shall constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation.

         SECTION 2.24. Change in Legality.

         (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any Change in Law shall make it unlawful for a Lender to make or maintain a LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan or (y) at any time any Lender determines that the making or continuance of any of its LIBOR Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in the London interbank market, then, by written notice to the Borrowers, such Lender may (i) declare that LIBOR Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrowers for a LIBOR Borrowing shall, as to such Lender only, be deemed a request for a Base Rate Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding LIBOR Loans made by it be converted to Base Rate Loans, in which event all such LIBOR Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the LIBOR Loans that would have been made by such Lender or the converted LIBOR Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBOR Loans.

         (b) For purposes of this Section 2.24, a notice to the Borrowers by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any LIBOR Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Borrowers.

         SECTION 2.25. Payments; Sharing of Setoff.

         (a) The Borrowers shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, or of amounts payable under Section 2.19(b), Section 2.23 or Section 2.26, or otherwise) prior to 12:00 noon, Boston time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 100 Federal Street, Boston, Massachusetts, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.19(b), Section 2.23,
Section 2.26 and Section 9.3 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document (other than payments with respect to LIBOR Borrowings) shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed drawings under Letters of Credit, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, towards payment of principal and unreimbursed drawings under Letters of Credit then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed drawings under Letters of Credit then due to such parties.

         (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in drawings under Letters of Credit or Swingline Loans resulting in such Lender's receiving payment of a greater proportion of the aggregate amount of its Loans and participations in drawings under Letters of Credit and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in drawings under Letters of Credit and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in drawings under Letters of Credit and Swingline Loans, provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in drawings under Letters of Credit to any assignee or participant, other than to the Borrowers or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

         (d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under this Agreement until all such unsatisfied obligations are fully paid.

         SECTION 2.26. Taxes.

         (a) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided, that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction in withholding tax shall deliver to the Borrowers and the Administrative Agent two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Foreign Lender's claiming exemption from or reduction in U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Foreign Lender delivers a Form W-8BEN, a certificate representing that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrowers and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming complete exemption from or reduced rate of, U.S. Federal withholding tax on payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a transferee hereunder) and on or before the date, if any, such Foreign Lender changes its Applicable Lending Office by designating a different lending office. In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this Section 2.26(e), a Foreign Lender shall not be required to deliver any form pursuant to this Section 2.26(e) that such Foreign Lender is not legally able to deliver.

         (f) The Borrowers shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of U.S. Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of paragraph (e) above. Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall, at such Lender's expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         SECTION 2.27. Security Interests in Collateral. To secure their Obligations under this Agreement and the other Loan Documents, the Borrowers shall grant to the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties, a first-priority security interest in all of the Collateral pursuant hereto and to the Security Documents.

         SECTION 2.28. Mitigation Obligations; Replacement of Lenders.

         (a) If any Lender requests compensation under Section 2.23, or if any Lender is not required to make LIBOR Loans under Section 2.24 or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.26, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.23 or Section 2.26 or would permit such Lender to make LIBOR Loans, as the case may be, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Borrowers shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Closing Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

         (b) If any Lender requests compensation under Section 2.23 or if any Lender is not required to make LIBOR Loans under Section 2.24, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.26, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may upon notice to such Lender and the Administrative Agent either (i) terminate the Commitment of such Lender or (ii) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that (A) except in the case of an assignment to another Lender, the Borrowers shall have received the prior written consent of the Administrative Agent, the Issuing Bank and Swingline Lender, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under
Section 2.23 or payments required to be made pursuant to Section 2.26, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

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

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         Each Borrower, represents and warrants to the Agents and the Lenders that:

         SECTION 3.1. Organization; Powers. Each Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and each such Person has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 3.2. Authorization; Enforceability. The transactions contemplated hereby and by the other Loan Documents to be entered into by each Borrower are within such Borrower's corporate or partnership powers and have been duly authorized by all necessary corporate or partnership, and, if required, stockholder action. This Agreement has been duly executed and delivered by each Borrower that is a party hereto and constitutes, and each other Loan Document to which any Borrower is a party, when executed and delivered by such Borrower will constitute, a legal, valid and binding obligation of such Borrower (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.3. Governmental Approvals; No Conflicts. The transactions to be entered into contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) for such as have been obtained or made and are in full force and effect, (ii) for those which could not reasonably be expected to have a Material Adverse Effect, and (iii) for filings and recordings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Borrower or any order of any Governmental Authority, except for such violation which could not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or any of its Subsidiaries or their respective assets, except for such violation or default which could not reasonably be expected to have a Material Adverse Effect, or give rise to a right thereunder to require any payment to be made by any Borrower, and (d) will not result in the creation or imposition of any Lien on any asset of any Borrower, except Liens created under the Loan Documents or otherwise permitted hereby or thereby.

         SECTION 3.4. Financial Condition. (a) There have been furnished to each of the Lenders (i) consolidated balance sheets of Zale and its Subsidiaries as of July 31, 2002, and a consolidated statement of operations and consolidated statement of cash flow of Zale and its Subsidiaries for the fiscal year then ended, certified by KPMG LLP and (ii) an unaudited consolidated and consolidating balance sheet of Zale and its Subsidiaries as of April 30, 2003, and an unaudited consolidated statement of operations and consolidated statement of cash flow of Zale and its Subsidiaries for the period of three fiscal quarters then ended. Such balance sheets, statements of operations and statements of cash flow have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of Zale and its Subsidiaries as at the close of business on the dates thereof and the results of operations for the periods then ended, subject, in the case of such unaudited consolidated balance sheet, unaudited consolidated statement of operations and unaudited consolidated statement of cash flow, to year-end adjustments, and except that there are no notes to such financial statements. Other than the obligations incurred in connection with the Dutch Auction Tender Offer there are no contingent liabilities that are likely to become fixed obligations of Zale or any of its Subsidiaries as of such dates involving material amounts, known to the Financial Officers of the Borrowers, which were not disclosed in such balance sheets and the notes related thereto.

         (b) The projected consolidated balance sheets and cash flow statements of Zale and its Subsidiaries for the 2003 to 2004 fiscal years, copies of which have been delivered to each Lender, have been prepared in good faith, are based upon estimates and assumptions which the Borrowers deem reasonable as of the date hereof, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of Zale and its Subsidiaries of the results of operations and other information projected therein.

         (c) During the period from July 31, 2002 through the date of this Agreement there has been no event or occurrence which has had a Material Adverse Effect.

         SECTION 3.5. Properties

         (a) As of the date hereof, the Borrowers and their Subsidiaries own all of the material assets reflected in the consolidated balance sheet of Zale and its Subsidiaries as of April 30, 2003 or acquired since that date (except property or assets sold or otherwise disposed of in the ordinary course of business and other property sold as permitted by Section 6.5 hereof since that date), subject to no Liens except Permitted Encumbrances.

         (b) Each Borrower owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Person does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.6. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower or any of its Subsidiaries, threatened against or affecting any such Person (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than those set forth on Schedule 3.6) or (ii) that involve any of the Loan Documents.

         (b) Except for the matters set forth on Schedule 3.6, and except as could not reasonably be expected to have a Material Adverse Effect, no Borrower (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental

Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

         (c) Since the date of this Agreement, there has been no change in the status of the matters set forth on Schedule 3.6 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

         SECTION 3.7. Compliance with Laws and Agreements. Each Borrower is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, material agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         SECTION 3.8. Investment and Holding Company Status. None of the Borrowers nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.9. Taxes. Each Borrower, and each of its Subsidiaries, has timely filed or caused to be filed all tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings, for which such Person has set aside on its books adequate reserves, and as to which no Lien has arisen, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10. ERISA. (a) Each Plan and each Guaranteed Pension Plan has been maintained and operated in compliance with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. The Borrowers have heretofore delivered to the Administrative Agent the most recently completed, prior to the date hereof, annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

         (b) Under each Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). One of the Borrowers or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower or such ERISA Affiliate without liability to any Person, except for benefit entitlements which have accrued prior to such termination.

         (c) Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and none of the Borrowers nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Event (other than an ERISA Event as to which the requirement of thirty (30) days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $1,000,000.

         (d) None of the Borrowers nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under
Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. None of the Borrowers nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

         SECTION 3.11. Disclosure. The Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Borrower is subject, and all other matters known to any of them, that, individually or in the aggregate, in each case, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (other than projections), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

         SECTION 3.12. Subsidiaries. Schedule 3.12 (as the same may be supplemented from time to time pursuant to the provisions of this Agreement) sets forth the name of, and the ownership interest of each Borrower in each Subsidiary as of the Closing Date. No other Subsidiaries of Zale own Inventory generally consisting of watches, gemstones, jewelry, and giftware other than the Excluded Subsidiaries and the Subsidiaries which are Borrowers hereunder. Except as set forth on Schedule 3.12 (as the same may be supplemented from time to time pursuant to the provisions of this Agreement), the Borrowers are not and each of their respective Subsidiaries is not party to any joint venture, general or limited partnership, or limited liability company, agreements or any other business ventures or entities.

         SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all policies of insurance which covers the Collateral maintained by or on behalf of the Borrowers as of the Closing Date. As of the Closing Date, all premiums in respect of such insurance that are due and payable have been paid.

         SECTION 3.14. Accounts; Credit Cards. (a) Schedule 2.21(a)(i) lists all DDAs and Concentration Accounts maintained by any of the Borrowers as of the Closing Date, and such Schedule correctly identifies the name and address of each depository, the account number(s) maintained with such depository, and to the extent known, a contact person at such depository.

         (b) Schedule 2.21(a)(ii) lists all arrangements to which any Borrower is a party with respect to the payment to any Borrower of the proceeds of all credit card charges for sales by any Borrower, as of the Closing Date.

         SECTION 3.15. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against any Borrower pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the Borrowers have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters to the extent that any such violation could reasonably be expected to have a Material Adverse Effect. All payments due from any Borrower, or for which any claim may be made against any such Person, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such member. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Borrower is bound.

         SECTION 3.16. Security Documents. The Security Documents create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral, and the Security Documents constitute, or will upon the filing of financing statements and the obtaining of "control", in each case with respect to the relevant Collateral as required under the applicable Uniform Commercial Code, the creation of a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrowers thereunder in such Collateral, in each case prior and superior in right to any other Person, except as permitted hereunder or under any other Loan Document or as provided by applicable law.

         SECTION 3.17. Federal Reserve Regulations. Neither the Borrowers nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulations U or X.

         SECTION 3.18. Solvency. Each of the Borrowers is Solvent. No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in

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

connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Borrower.

         SECTION 3.19. Foreign Assets Control Regulations, Etc. None of the requesting or borrowing of the Loans, the requesting or issuance, extension or renewal of any Letters of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. Section 1 et seq., as amended) (the "Trading With the Enemy Act") or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the "Foreign Assets Control Regulations") or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the "Executive Order") and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers nor any of their respective Subsidiaries or other Affiliates (a) is or will become a "blocked person" as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person".

                                   ARTICLE IV
                                   CONDITIONS

         SECTION 4.1. Closing Date. The obligation of the Lenders to make the initial Loans and of the Issuing Bank to issue the initial Letters of Credit is subject to the following conditions precedent:

         (a) The Agents (or their counsel) shall have received from each party hereto other than the Lenders either (i) a counterpart of this Agreement and all other Loan Documents signed on behalf of such party or (ii) written evidence satisfactory to the Agents (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and all other Loan Documents.

         (b) The Agents shall have received a favorable written opinion (addressed to each Agent and the Lenders on the Closing Date and dated the Closing Date) of Troutman Sanders LLP, counsel for the Borrowers, in the form attached hereto as Exhibit D. The Borrowers hereby request such counsel to deliver such opinion.

         (c) The Agents shall have received such documents and certificates as the Agents or their counsel may reasonably request relating to the organization, existence and good standing of each Borrower, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Borrowers, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Agents and their counsel.

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

         (d) After giving effect to the first funding under the Loans; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and all Letters of Credit to be issued at, or immediately subsequent to, such establishment; Excess Availability shall be not less than $75,000,000. The Agents shall have received a Borrowing Base Certificate dated the Closing Date, relating to the month ended on June 30, 2003, and executed by a Financial Officer of Zale.

         (e) The Agents shall have received a certificate from a Financial Officer of Zale, reasonably satisfactory in form and substance to the Agents, with respect to the solvency of (i) Zale and its Subsidiaries on a consolidated basis, and (ii) each Borrower, individually, as of the Closing Date.

         (f) All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be reasonably satisfactory to the Agents.

         (g) The Agents shall be reasonably satisfied that any financial statements delivered to them fairly present the business and financial condition of Zale and its Subsidiaries, and that there has been no material adverse change in the assets, business, financial condition, or income of Zale and its Subsidiaries since the date of the most recent financial information delivered to the Agents.

         (h) The Administrative Agent shall have received and be satisfied with (i) the audited financial statements for Zale and its Subsidiaries for the fiscal year ending July 31, 2002, and (ii) monthly detailed one-year financial projections and business assumptions for Zale and its Subsidiaries for their fiscal year ending July, 2004.

         (i) There shall not be pending any litigation or other proceeding, the result of which could reasonably be expected to have a Material Adverse Effect.

         (j) No event shall exist which is, or solely with the passage of time, the giving of notice or both, would be a default under any material agreement of any Borrower.

         (k) The Collateral Agent shall have received results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the Borrowers' Inventory and proceeds thereof, including without limitation, receivables from credit card processors, except for Liens for which termination statements and releases reasonably satisfactory to the Collateral Agent are being tendered concurrently with such extension of credit.

         (l) The Collateral Agent shall have received all documents and instruments, including Uniform Commercial Code financing statements and Blocked Account Agreements with respect to the Concentration Accounts required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such financing statements shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent.

         (m) All fees due at or immediately after the Closing Date and all reasonable costs and expenses incurred by the Agents in connection with the establishment of the credit facility

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

contemplated hereby (including the reasonable fees and expenses of counsel to the Agents) shall have been paid in full.

         (n) The consummation of the transactions contemplated hereby shall not (a) violate any applicable law, statute, rule or regulation, or (b) conflict with, or result in a default or event of default under, any material agreement of any Borrower (and the Agents and the Lenders shall receive a satisfactory opinion of Borrowers' counsel to that effect).

         (o) No material changes in governmental regulations or policies affecting the Borrowers, the Agents, the Arranger or any Lender involved in this transaction shall have occurred prior to the Closing Date which could, individually or in the aggregate, materially adversely affect the transaction contemplated by this Agreement.

         (p) The Agents shall have received a certificate of Zale stating that the representations and warranties made by the Borrowers to the Agents and the Lenders in the Loan Documents are true and correct in all material respects as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

         (q)      There shall be no Default or Event of Default on the Closing
Date.

         (r) The Agents shall have received a payoff letter or evidence otherwise reasonably satisfactory in form and substance to the Agents from the Existing Lenders confirming the termination of such credit facility upon receipt of payment of the amounts due, if any, thereunder. All obligations to the Existing Lenders, if any, shall be repaid with the proceeds of the initial Loans hereunder.

         (s) The Administrative Agent shall have received a landlord's agreement from the lessor of the distribution center located in Irving, Texas, which agreement shall contain a waiver or subordination of all Liens or claims that the landlord may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent.

         (t) The Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, that either (i) all Indebtedness under the notes issued pursuant to the Note Indenture has been paid in full or (ii) such notes have been irrevocably called for redemption and sufficient funds to pay the redemption price for such notes have been irrevocably deposited with the trustee under the Note Indenture.

         (u) There shall have been delivered to the Administrative Agent such additional instruments and documents as the Administrative Agent or counsel to the Administrative Agent may reasonably require or request including, without limitation, the Dutch Auction Tender Offer Documents.

The Administrative Agent shall notify the Borrowers and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to

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

Section 9.2) at or prior to 5:00 p.m., Boston time, on September 15, 2003, (and, in the event such conditions are not so satisfied or waived, this Agreement shall terminate at such time).

         SECTION 4.2. Conditions Precedent to Each Loan and Each Letter of Credit. In addition to those conditions described in Section 4.1, the obligation of the Lenders to make any Loan, including the initial Loan and of the Issuing Bank to issue each Letter of Credit, is subject to the following conditions precedent:

         (a) Notice. The Administrative Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by
Article II.

         (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of a Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date and except for changes thereto which are not prohibited by the other terms of this Agreement or the other Loan Documents.

         (c) No Default. On the date of each Borrowing hereunder and the issuance of each Letter of Credit, no Default or Event of Default shall have occurred and be continuing.

         (d) Borrowing Base Certificate. The Administrative Agent shall have received the most recently required Borrowing Base Certificate.

The request by the Borrowers for, and the acceptance by the Borrowers of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in this Section 4.2 have been satisfied at that time and that after giving effect to such extension of credit the aggregate of all Credit Extensions shall not exceed the amounts set forth in Section 2.1(a) hereof. The conditions set forth in this Section 4.2 are for the sole benefit of the Administrative Agent and each Lender and may be waived by the Administrative Agent in whole or in part without prejudice to the Administrative Agent or any Lender.

                                   ARTICLE V
                              AFFIRMATIVE COVENANTS

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all L/C Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Agents and the Lenders that:

         SECTION 5.1. Financial Statements and Other Information. The Borrowers will furnish to the Agents:

         (a) as soon as practicable, but in any event not later than ninety-five (95) days after the end of each fiscal year of Zale, (i) the consolidated balance sheet of Zale and its Subsidiaries as at the end of such year, and the related consolidated statements of operations, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited and reported on by KPMG LLP or by another independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without a qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Zale and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) the annual 10-K reports of Zale filed with the Securities and Exchange Commission;

         (b)      as soon as practicable, but in any event not later than fifty
(50) days after the end of each of the first three fiscal quarters of each fiscal year of Zale, (i) copies of the unaudited consolidated balance sheet of Zale and its Subsidiaries as at the end of such quarter, and the related consolidated statement of operations for such quarter and for the portion of Zale's fiscal year then elapsed, and the related consolidated statement of cash flow for the portion of Zale's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP (subject to year-end adjustments and except for the absence of notes), and (ii) the quarterly 10-Q reports of Zale filed with the Securities and Exchange Commission;

         (c)      as soon as practicable, but in any event not later than thirty
(30) days after the end of each month (which is not a fiscal quarter end) when a Cash Control Event is in effect, copies of the unaudited consolidated balance sheet of Zale and its Subsidiaries as at the end of such month, and the related consolidated statement of operations for such month and for the Reference Period then ended, and the related consolidated statement of cash flow for the Reference Period then ended, all in reasonable detail and prepared in accordance with GAAP (subject to year-end adjustments and except for the absence of notes);

         (d) (i) concurrently with any delivery of financial statements under clause (a) or (b) above a certificate of a Financial Officer of Zale (A) certifying as to whether a Default or Event of Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (B) stating whether any change in GAAP or in the application thereof has occurred since the date of Zale's audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (C) when a Cash Control Event is in effect, a compliance certificate, certified by a Financial Officer of Zale, setting forth in reasonable detail the computation evidencing compliance with Section 6.8,
(ii) concurrently with any delivery of financial statements under clause (c) above, a compliance certificate, certified by a Financial Officer of Zale, setting forth in reasonable detail the computation evidencing compliance with
Section 6.8 and (iii) within three (3) Business Days after the occurrence of a Cash Control Event, a compliance certificate, certified by a Financial Officer of Zale, setting forth in reasonable detail the computation evidencing compliance with Section 6.8 based upon the most recent quarterly financial statements delivered in accordance with clause (b) above.

         (e) within sixty (60) days following the commencement of each fiscal year of Zale, (i) a detailed consolidated budget by quarter for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year) and (ii) a monthly detail of projected Inventory levels and Credit Extensions for such fiscal year; and, promptly when available, any significant revisions to the budget and the projections;

         (f) within fifteen (15) days after the end of each month, a certificate in the form of Exhibit E (a "Borrowing Base Certificate") showing the Borrowing Base as of the close of business on the last day of the immediately preceding month, each such Certificate to be certified as complete and correct on behalf of the Borrowers by a Financial Officer of Zale, provided, however, (i) if the Borrowing Base minus the Credit Extensions is less than $50,000,000 or (ii) an Event of Default exists, such Borrowing Base Certificate (showing the Borrowing Base as of the close of business on the last day of the immediately preceding week) shall be furnished weekly on Wednesday of each week;

         (g) within seven (7) Business Days after the end of the month of December of each calendar year, a modified Borrowing Base Certificate evidencing a roll-forward of Inventory from the preceding month's end;

         (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Zale or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

         (i) promptly upon receipt thereof, copies of all reports submitted to Zale by independent certified public accountants in connection with each annual, interim or special audit of the books of Zale and its Subsidiaries made by such accountants, including any management letter commenting on the Borrowers' internal controls submitted by such accountants to management in connection with their annual audit;

         (j) the financial and collateral reports described on Schedule 5.1(i), at the times set forth in such Schedule; and

         (k) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower, or compliance with the terms of any Loan Document, as the Agents or any Lender may reasonably request.

         SECTION 5.2. Notices of Material Events. The Borrowers will furnish to the Administrative Agent, the Issuing Bank, the Collateral Agent, and each Lender prompt written notice of the following:

         (a)      the occurrence of any Default or Event of Default;

         (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

         (c) the occurrence of any material violation of any applicable Environmental Law that any of the Borrowers reports in writing or is reportable by such Person in writing (or for

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which any written report supplemental to any oral report is made) to any U.S.
and any foreign federal, state or local environmental agency which violation could reasonably be expected to result in a Material Adverse Effect;

         (d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

         (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

         (f) the discharge by any Borrower of its present independent accountants or any withdrawal or resignation by such independent accountants.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Zale setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

         SECTION 5.3. Information Regarding Collateral. The Borrowers will furnish to the Agents (a) prompt written notice of any change in (i) any Borrower's trade name used to identify it in the conduct of its business or in the ownership of its properties or (ii) any office in which it maintains books or records relating to Collateral owned by it and having a value in excess of $10,000,000 or any office or facility at which Collateral owned by it and having a value in excess of $10,000,000 is located (including the establishment of any such new office or facility) and (b) prior written notice of any change in (i) any Borrower's corporate name or the location of any Borrower's chief executive office or its principal place of business, (ii) any Borrower's identity or corporate structure or (iii) any Borrower's jurisdiction of incorporation, Federal Taxpayer Identification Number or state organizational number. Zale also agrees promptly to notify the Agents if any material portion of the Collateral is damaged, destroyed, or lost, stolen or otherwise unaccounted for.

         SECTION 5.4. Existence; Conduct of Business. Except as otherwise permitted by this Agreement, each Borrower will do or cause to be done all things necessary to comply with its respective charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and by-laws and/or other instruments which deal with corporate governance, and to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business.

         SECTION 5.5. Payment of Obligations.Each Borrower will pay its Material Indebtedness, obligations in connection with Hedging Agreements, and Tax liabilities, before the same shall become delinquent or in default, except where
(a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation, (d) no Lien secures such obligation and (e) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; provided that any payment made by a Borrower in good faith

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with respect to any of its Tax liabilities which is subsequently determined by a
Governmental Authority to be less than the payment deemed to be owed by such Governmental Authority shall not constitute a breach of this Section 5.5, provided such Governmental Authority has not levied any Lien to secure such obligation. The Borrowers will cause each of their respective Subsidiaries to pay its Tax liabilities, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.6. Maintenance of Properties.Each Borrower will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and with the exception of asset dispositions permitted hereunder.

         SECTION 5.7. Insurance.

         (a) Each Borrower will maintain the following insurance under this Agreement (or, to the extent consistent with prudent business practice, a program of self insurance): (i) worker's compensation and employer's liability insurance affording (A) protection under the workers' compensation laws of the state(s) in which the service is to be provided and (B) employers' liability protection subject to a limit of not less than $500,000; (ii) comprehensive automobile liability insurance providing limits of not less than $2,000,000 each occurrence for bodily injury and property damage combined; (iii) commercial general liability insurance providing not less than $2,000,000 each occurrence for bodily injury and property damage combined; and (iv) umbrella liability insurance in amounts not less than $3 million in excess of primary liability coverage. All such insurance policies required to be maintained under this Agreement shall be procured from insurance companies rated at least A-VIII or better by the then current edition of Best's Insurance Reports published by A.M. Best Co. The Borrowers shall provide Administrative Agent with certificates of insurance evidencing the required coverage concurrently with the execution of this Agreement and upon each renewal of such policies thereafter, including a clause that obligates the Borrowers to give at least thirty (30) days prior written notice of any material change or cancellation of such policies. Each of the Borrowers will maintain with financially sound and reputable insurers insurance with respect to the Collateral and its other properties against such casualties as shall be consistent with past practices and in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

         (b) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a provision to the effect that none of the Borrowers, the Administrative Agent, the Collateral Agent, or any other party shall be a coinsurer and (ii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten
(10) days' prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days' prior written notice thereof by the insurer to the Collateral Agent. The Borrowers shall deliver to the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy

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previously delivered to the Collateral Agent) together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.

         SECTION 5.8. Casualty and Condemnation. Each Borrower will furnish to the Agents and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral having a value in excess of $10,000,000 or the commencement of any action or proceeding for the taking of any material portion of the Collateral having a value in excess of $10,000,000 under power of eminent domain or by condemnation or similar proceeding.

         SECTION 5.9. Books and Records; Inspection and Audit Rights;
Appraisals.

         (a) Each Borrower will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Borrower will permit any representatives designated by any Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

(b) Each Borrower will from time to time upon the reasonable request of the Collateral Agent or the Required Lenders through the Administrative Agent, permit any Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Agents to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Borrowers' practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, and pay the reasonable fees and expenses of the Agents or such professionals with respect to such evaluations and appraisals; provided, however, so long as there exists no Event of Default and no Cash Control Event, the Borrowers shall not be required to pay for more than one (1) Inventory appraisal and one (1) commercial finance examination during any period of twelve (12) consecutive fiscal months. No more frequently than once during any period of twelve (12) consecutive fiscal months, or more frequently as determined by the Collateral Agent if an Event of Default or Cash Control Event shall have occurred and be continuing, the Collateral Agent shall conduct at least one (1) commercial finance examination and one (1) Inventory appraisal, provided, the Collateral Agent shall have discretion to do commercial finance exams and Inventory appraisals less frequently than once each consecutive twelve
(12) month period should average Credit Extensions for the prior twelve (12) fiscal month period be less than $75,000,000.

         SECTION 5.10. Compliance with Laws. Each of the Borrowers will, comply with all laws, rules, regulations, and orders of any Governmental Authority applicable to it or its property except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.11. Employee Benefit Plans. The Borrowers will (a) promptly upon any request of the Administrative Agent therefor, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan,

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(b) within ten (10) days of receipt or dispatch, furnish to the Administrative
Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of
ERISA, or in respect of a Multiemployer Plan under Sections 4041A, 4202, 4219, 4242 or 4245 of ERISA.

         SECTION 5.12. Use of Proceeds and Letters of Credit. The proceeds of Loans made hereunder and Letters of Credit issued hereunder will be used only
(a) to refinance Indebtedness due to the Existing Lenders, (b) to finance the acquisition of working capital assets of the Borrowers and their respective Subsidiaries, including the purchase of inventory and equipment, in each case in the ordinary course of business, (c) to finance Capital Expenditures of the Borrowers and their respective Subsidiaries, and (d) for general corporate purposes, including to effectuate redemption of the Senior Notes under the Note Indenture and of the capital stock of Zale pursuant to the Dutch Auction Tender Offer, all to the extent permitted herein. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of the Regulations of the Board, including Regulations U and X.

         SECTION 5.13. New Subsidiaries. The Borrowers shall each cause any Subsidiary of the Borrowers, other than Excluded Subsidiaries, which owns Inventory generally consisting of watches, gemstones, jewelry and giftware to immediately become a Borrower hereunder by signing a joinder agreement to this Agreement and the Loan Documents, as applicable, with the other parties hereto and thereto, in form and substance satisfactory to the Administrative Agent. None of the Excluded Subsidiaries shall have or engage in any business in the United States of America, other than in Puerto Rico.

         SECTION 5.14. Further Assurances. Each Borrower will execute any and all further documents, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or which any Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Borrowers. The Borrowers also agree to provide to the Agents, from time to time upon request, evidence reasonably satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all L/C Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Agents and the Lenders that:

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         SECTION 6.1. Indebtedness and Other Obligations. The Borrowers will not create, incur, assume or permit to exist any Indebtedness, except:

         (a)      Indebtedness created under the Loan Documents;

         (b) Indebtedness set forth in Schedule 6.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

         (c) Indebtedness of any Borrower to any other Borrower otherwise permitted hereunder,

         (d) Indebtedness of any of the Borrowers to any Subsidiary in an aggregate amount of all such Indebtedness not to exceed $50,000,000;

         (e) Guaranties of Indebtedness of Zale Canada Co. in an aggregate amount not to exceed $12,000,000;

         (f) Indebtedness of any Borrower to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, provided, that the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $50,000,000 at any time outstanding;

         (g) Indebtedness consisting of Capital Lease Obligations and guaranties thereof by the Borrowers, or any of them;

         (h) Indebtedness incurred to purchase or refinance any Real Estate owned or being acquired by any Borrower; and

         (i) other unsecured Indebtedness in an aggregate principal amount not exceeding $150,000,000 at any time outstanding, provided, that the terms of such Indebtedness do not contain any covenants or events of default which may be interpreted to be or are deemed to be in, the reasonable discretion of the Administrative Agent, more restrictive than the covenants and Events of Default contained in this Agreement.

         SECTION 6.2. Liens. The Borrowers will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

         (a)      Liens created under the Loan Documents;

         (b)      Permitted Encumbrances;

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         (c)      any Lien on any property or asset of any Borrower set forth in
Schedule 6.2, provided, that (i) such Lien shall not apply to any other property or asset of any Borrower and (ii) such Lien shall secure only those obligations that it secures as of the Closing Date, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

         (d) Liens on fixed or capital assets acquired by any Borrower, provided, that (i) such Liens secure Indebtedness permitted by clause (f) of
Section 6.1, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within one hundred eighty (180) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrowers;

         (e)      Liens to secure Indebtedness permitted by clause (h) of
Section 6.1 provided, that such Liens shall not apply to any property or assets of the Borrowers other than the Real Estate so refinanced or which is the subject of a sale-leaseback transaction;

         (f) Liens on Inventory and proceeds thereof (up to the Cost to such Borrower of such Inventory) held on consignment from trade vendors securing obligations to return or pay the purchase price of such Inventory;

         (g) Voluntary options in favor of any of the Borrowers and their respective Subsidiaries to purchase real property subject to operating leases;

         (h) transfers to any Rabbi Trust, or other similar trust or similar arrangement or to any account established for the benefit of the employees of any of Zale and its Subsidiaries in an aggregate amount not to exceed $10,000,000 at any time outstanding;

         (i) Sales, assignments or transfers of assets to the extent permitted by Section 6.5 hereof; and

         (j) Other Liens on assets of the Borrowers (other than Inventory or accounts receivable) to the extent not otherwise included in paragraphs (a) through (i) of this Section securing Indebtedness and other liabilities in an aggregate amount not to exceed $10,000,000 at any time outstanding.

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         SECTION 6.3. Fundamental Changes

         (a) The Borrowers will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (i) any Subsidiary may merge into a Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Borrower may merge with any other Person as long as such Borrower is the surviving corporation, and
(iii) any Subsidiary that is not a Borrower may merge into any other Subsidiary that is not a Borrower, provided, that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.4.

         (b) The Borrowers will not engage to any material extent in any business other than businesses of the type conducted by the Borrowers on the date of execution of this Agreement and businesses reasonably related thereto.

         SECTION 6.4. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrowers will not purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except for:

         (a)      Permitted Investments;

         (b)      investments existing on the Closing Date, and set forth on
Schedule 6.4, to the extent such investments would not be permitted under any other clause of this Section;

         (c)      loans or advances by any Borrower to any other Borrower;

         (d) loans or advances by any of the Borrowers to any of its respective Subsidiaries in an amount not to exceed $50,000,000 in the aggregate for all such loans or advances;

         (e) loans to or other investments in an Unrestricted Subsidiary provided that such loan or investment is either repaid in full by such Unrestricted Subsidiary or purchased by another Unrestricted Subsidiary within five (5) Business Days of the date such loan or other investment is made;

         (f) investments consisting of transfers of stock or other ownership interest in a Unrestricted Subsidiary to any other Unrestricted Subsidiary, together with any note or other securities issued by such other Unrestricted Subsidiary in consideration of such transfer;

         (g) investments in registered investment companies which invest solely in investments otherwise permitted by this Section 6.4;

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         (h)      investments consisting of promissory notes received as
proceeds of asset dispositions permitted by Section 6.5;

         (i) investments in an amount up to the amount of funds under any Rabbi Trust or similar trust arrangements established for the satisfaction of any of Zale and its Subsidiaries for deferred compensation, but in no event in excess of $10,000,000 in the aggregate;

         (j)      investments in Zale stock, whether or not permitted under
Section 6.6 in connection with the satisfaction of the Borrowers' or a Subsidiary's obligations under a 401(k) plan and/or the Zale Omnibus Stock Incentive Plan or similar employee benefit plans maintained by the Borrowers and their respective Subsidiaries, or any of them;

         (k) investments consisting of (i) Indebtedness permitted by Sections 6.1(c), (d), (e) and (j), and (ii) guaranties of Indebtedness permitted by Sections 6.1(f) and (g);

         (l) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

         (m) loans or advances to employees for the purpose of travel, entertainment or relocation in the ordinary course of business not to exceed $2,000,000 in the aggregate at any time outstanding;

         (n) acquisitions of assets or stock (other than the stock of the Borrowers) so long as (i) such assets or stock acquired are related to the business of one of the Borrowers or their Subsidiaries, (ii) Excess Availability exceeds the Distribution Minimum Excess Availability Amount after completing such acquisition and the Borrowers deliver projections to the Administrative Agent demonstrating the maintenance of the Distribution Minimum Excess Availability Amount for the six (6) month period immediately following such transaction, (iii) at the time of such acquisition, and after giving effect thereto, there exists no Default or Event of Default, and (iv) with respect to any such acquisitions of stock, simultaneously with the occurrence of such acquisition, the entity so acquired shall if it owns Inventory (A) be merged or consolidated with and into one of the Borrowers, (B) transfer all of its assets (other than those required to satisfy liabilities) to the Borrowers, or (C) become a Borrower under this Agreement in accordance with Section 5.13 hereof; provided, further, that with respect to acquisitions of assets or stock which in the aggregate do not exceed $5,000,000, the Borrowers shall not be required to comply with clause (ii) above so long as prior to such acquisition no Cash Control Event has occurred and no Cash Control Event shall occur after giving effect to such acquisition;

         (o) acquisitions of Zale stock permitted by Section 6.4(j) or repurchases of Zale stock otherwise permitted by Section 6.6; and

         (p) Guarantees of the foreign currency and hedging obligations of Zale Canada Co. to meet the operating needs of the business consistent with past practices.

         SECTION 6.5. Asset Sales. (a) The Borrowers will not sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will the Borrowers issue any additional shares of its capital stock or other ownership interest in such Borrower, except:

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                           (i)      (A) sales of Inventory in the ordinary
                  course of business (including in connection with the closure of stores), or (B) used or surplus equipment, or (C) Permitted Investments and investments permitted pursuant to Sections 6.4(g), (h), (i), and (j), in each case in the ordinary course of business;

                           (ii) sales, transfers and dispositions among the Borrowers and their respective Subsidiaries (excluding, however, any sales, transfers and dispositions of Inventory or proceeds thereof, from any Borrower except to another Borrower), provided, that any such sales, transfers or dispositions involving a Subsidiary that is not a Borrower shall be made in compliance with Section 6.7;

                           (iii)    sale of the Pennsylvania distribution
                  facilities;

                           (iv) sale of the 407.48 carat diamond known as the "Incomparable Diamond" and related diamonds;

                           (v) issuances of shares of capital stock of any Borrower to any other Borrower or the issuance by Zale of shares of its capital stock;

                           (vi) the natural expiration of intellectual property licenses in accordance with the terms thereof;

                           (vii) transfers of assets permitted as investments under Section 6.4, including, but not limited to, the transfer of any loan or investment sold to an Unrestricted Subsidiary as contemplated by Section 6.4(e); and

                           (viii) Permitted Asset Sales provided that no Event of Default or Cash Control Event has occurred and is continuing or would occur as a result thereof;

provided, that all sales, transfers, leases and other dispositions permitted hereby (other than sales, transfers and other disposition permitted under clause
(ii)) shall be made at arm's length and for fair value (other than sales, transfers and other dispositions permitted under clause (ii)); and further provided, that the authority granted hereunder may be terminated in whole or in part by the Agents upon the occurrence and during the continuance of any Event of Default.

         (b) The Borrowers will not sell, transfer, lease or otherwise dispose of receipts from credit card processors of the Borrowers.

         SECTION 6.6. Restricted Payments; Certain Payments of Indebtedness.

         (a) The Borrowers will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except so long as no Default or Event of Default occurs and is continuing or would arise therefrom, the Borrowers may make Restricted Payments so long as Excess Availability exceeds the Distribution Minimum Excess Availability Amount after giving effect to the amount of any such distribution or repurchase and the Borrowers deliver projections to the Administrative Agent demonstrating the maintenance of the Distribution Minimum Excess Availability Amount for the six (6) month period immediately following such distribution or repurchase; provided, however, the Borrowers may make additional Restricted Payments, in an

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aggregate amount not to exceed $5,000,000 in any fiscal quarter, so long as no
Cash Control Event has occurred and no Cash Control Event shall occur after giving effect to such payment.

         (b)      Any Borrower may make a Restricted Payment to any other
Borrower.

         (c) The Borrowers shall be permitted to effectuate the Dutch Auction Tender Offer so long as immediately following the closing of the Dutch Auction Tender Offer, no Event of Default exists and Excess Availability shall not be less than $50,000,000 and the Borrowers shall have delivered projections to the Administrative Agent demonstrating the maintenance of Excess Availability of $50,000,000 for the twelve (12) month period immediately following such transactions.

         (d) After the occurrence and during the continuation an Event of Default under Section 7.1(h) or Section 7.1(i) hereof, the Borrowers will not at any time, make or agree to pay or make, directly or indirectly any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except payment of regularly scheduled principal and interest payments in respect of any permitted Indebtedness and refinancings of permitted Indebtedness.

         SECTION 6.7. Transactions with Affiliates. Except as set forth on
Schedule 6.7 hereto, the Borrowers will not at any time sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their respective Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrowers than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions among the Borrowers and (c) transactions in the ordinary course of business, consistent with past practices, between or among the Borrowers and/or their respective Subsidiaries not involving any other Affiliate, which would not otherwise violate the provisions of the Loan Documents.

         SECTION 6.8. Fixed Charge Coverage Ratio. At all times when a Cash Control Event is in effect, the Borrowers will not permit the Fixed Charge Coverage Ratio to be less than 1.1:1.0 for the most recent Reference Period then ended for which a compliance certificate required by Section 5.1(d) has been delivered.

         SECTION 6.9. Hedging Agreements. No Borrower shall enter into any Hedging Agreement except for Hedging Agreements used solely as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market operations in accordance with its customary policies and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets.

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                                   ARTICLE VII
                                EVENTS OF DEFAULT

         SECTION 7.1. Events of Default. If any of the following events ("Events of Default") shall occur:

         (a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

         (b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, within five (5) Business Days of the date when the same shall become due and payable;

         (c) any representation or warranty made or deemed made by or on behalf of any Borrower in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

         (d) the Borrowers shall fail to observe or perform any covenant, condition or agreement contained:

                           (i)      in Section 2.21, Section 5.7, Section 5.9 or
                  Section 5.12, or in Article VI; and

                           (ii) in Section 5.1(f), and such failure shall continue unremedied for a period of 5 Business Days after notice thereof from the Administrative Agent to the Borrowers;

         (e) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b), (c), or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to Zale (which notice will be given at the request of any Lender);

         (f) any Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein);

         (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or

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to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

         (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or its debts, or of a substantial part of its assets, under any federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for 30 days;

         (i) any Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause
(h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

         (j) any Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

         (k) one or more uninsured judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any Borrower or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Borrower to enforce any such judgment;

         (l)      (i)      any challenge by or on behalf of any Borrower to the
validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

                  (ii) any challenge by or on behalf of any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto, in each case, as to which an order or judgment has been entered adverse to the Agents and the Lenders.

                  (iii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Borrower not to be, a valid and perfected Lien on any

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         Collateral, with the priority required by the applicable Security
         Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

         (m)      a Change in Control shall occur;

         (n) the occurrence of any uninsured loss to the Collateral in an amount equal to $10,000,000 or greater;

         (o) the indictment of, or institution of any legal process or proceeding against, any Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any material property of any Borrower and/or the imposition of any stay or other order, the effect of which could reasonably be to restrain in any material way the conduct by the Borrowers, taken as a whole, of their business in the ordinary course;

         (p) the closure of any of the Borrowers' store locations which in the aggregate results in the Borrowers operating an aggregate number of store locations which is less than eighty-five percent (85%) of the aggregate number of store locations operated by the Borrowers as of the Closing Date;

         (q) except as otherwise permitted hereunder, the determination by any Borrower, whether by vote of such Borrower's board of directors or otherwise to: generally suspend the operation of such Borrower's business in the ordinary course, liquidate all or a material portion of such Borrower's assets or store locations, or employ an agent or other third party to conduct any so-called store closing, store liquidation or "Going-Out-Of-Business" sales for such Borrower's stores generally; or

         (r) any event shall occur with regard to the Unrestricted Subsidiaries which has a Material Adverse Effect on the Borrowers, taken as a whole;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and (iii) require the Borrowers to furnish cash collateral in an amount equal to 103% of the Letter of Credit Outstandings, and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the

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Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

         SECTION 7.2. When Continuing. For all purposes under this Agreement, each Default and Event of Default that has occurred shall be deemed to be continuing at all times thereafter unless it either (a) is cured or corrected or
(b) is waived in writing by the Lenders in accordance with Section 9.2.

         SECTION 7.3. Remedies on Default. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Loans shall have been accelerated pursuant hereto, the Administrative Agent may proceed to protect and enforce its rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agents or the Lenders. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         SECTION 7.4. Application of Proceeds. In the event that an Event of Default exists and the Administrative Agent, Collateral Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of this Agreement or any of the Security Documents, or otherwise with respect to the realization upon, or disposition of, any of the Collateral, such monies shall be distributed for application as follows:

         (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent and the Collateral Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent or Collateral Agent in connection with the collection of such monies by the Administrative Agent or Collateral Agent, for the exercise, protection or enforcement by the Administrative Agent or the Collateral Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent or Collateral Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent or Collateral Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent or the Collateral Agent to such monies;

         (b) Second, to all Loan Agreement Obligations owing to the Lenders and the Administrative Agent and Collateral Agent (including the allowance to take into account for any Loan Agreement Obligations not then due and payable (i.e., to cash collateralize up to 103% of Letter of Credit Outstandings)), in such order or preference as the Required Lenders may determine; provided, however, that (i) distributions shall be made (A) pari passu among Loan Agreement Obligations with respect to fees owed to the Administrative Agent and Collateral Agent and all other Loan Agreement Obligations owed to the Lenders and (B) with respect to each type of Loan Agreement Obligation owing to the Lenders, such

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as interest, principal, reasonable fees and expenses, among the Lenders pro rata, and (ii) the Administrative Agent and the Collateral Agent may in its reasonable discretion make proper allowance to take into account any Loan Agreement Obligations not then due and payable;

         (c)      Third, to all other Obligations owing to the Lenders pro rata;
and

         (d) Fourth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent and the Collateral Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State of New York; and

         (e) Fifth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

                                  ARTICLE VIII
                                   THE AGENTS

         SECTION 8.1. Administration by the Agents. The general administration of the Loan Documents shall be by the Administrative Agent. The Lenders, the Collateral Agent and the Issuing Bank each hereby irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

         SECTION 8.2. The Collateral Agent. Each Lender, the Administrative Agent and the Issuing Bank hereby irrevocably (a) designate FRF as Collateral Agent under this Agreement and the other Loan Documents, (b) authorize the Collateral Agent to enter into the other Loan Documents to which it is a party and to perform its duties and obligations thereunder and (c) agree and consent to all of the provisions of the Security Documents. All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its benefit and for the ratable benefit of the other Secured Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in Section 2.18,
Section 2.22, or Section 7.4, as applicable.

         SECTION 8.3. Sharing of Excess Payments. Each of the Lenders, the Agents and the Issuing Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender, any Agent or the Issuing Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of the Obligations owed it (an "excess payment") as a result of which such Lender, such Agent or the

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Issuing Bank has received payment of any Loans or other Obligations outstanding to it in excess of the amount that it would have received if all payments at any time applied to the Loans and other Obligations had been applied in the order of priority set forth in Section 2.22, then such Lender, Agent or the Issuing Bank shall promptly purchase at par (and shall be deemed to have thereupon purchased) from the other Lenders, such Agent and the Issuing Bank, as applicable, a participation in the Loans and Obligations outstanding to such other Persons, in an amount determined by the Administrative Agent in good faith as the amount necessary to ensure that the economic benefit of such excess payment is reallocated in such manner as to cause such excess payment and all other payments at any time applied to the Loans and other Obligations to be effectively applied in the order of priority set forth in Section 2.22 pro rata in proportion to its Commitment; provided, that if any such excess payment is thereafter recovered or otherwise set aside such purchase of participations shall be correspondingly rescinded (without interest). The Borrowers expressly consent to the foregoing arrangements and agree that any Lender, any Agent or the Issuing Bank holding (or deemed to be holding) a participation in any Loan or other Obligation may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender, such Agent or the Issuing Bank as fully as if such Lender, Agent or the Issuing Bank held a Note and was the original obligee thereon, in the amount of such participation.

         SECTION 8.4. Agreement of Required Lenders.

         (a) Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Required Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 9.2.

         (b) Upon the occurrence of an Event of Default, the Agents shall (subject to the provisions of Section 9.2) take such action with respect thereto as may be reasonably directed by the Required Lenders; provided, that unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action as they shall deem advisable in the best interests of the Lenders. In no event shall the Agents be required to comply with any such directions to the extent that the Agents believe that the Agents' compliance with such directions would be unlawful.

         SECTION 8.5. Liability of Agents.

         (a) Each of the Agents, when acting on behalf of the Lenders and the Issuing Bank, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents and employees, and none of the Agents nor their respective directors, officers, agents or employees shall be liable to the Lenders or the Issuing Bank or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or the Issuing Bank or to any of them for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent's own gross negligence or willful misconduct. The Agents and their respective directors, officers, agents and employees shall in no event be liable to the Lenders or the Issuing Bank or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from

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

the Required Lenders, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, none of the Agents, nor any of their respective directors, officers, employees, or agents shall be responsible to any Lender or the Issuing Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by any Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

         (b) None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Borrowers on account of the failure or delay in performance or breach by any Lender (other than by the Agent in its capacity as a Lender) or the Issuing Bank of any of their respective obligations under this Agreement or the Notes or any of the Loan Documents or in connection herewith or therewith.

         (c) The Administrative Agent and the Collateral Agent, in such capacities hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such Person to be genuine or correct and to have been signed or sent by a person or persons believed by such Person to be the proper Person or Persons, and, such Person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such Person.

         SECTION 8.6. Reimbursement and Indemnification. Each Lender agrees (a) to reimburse (x) each Agent for such Lender's Commitment Percentage of any expenses and fees incurred by such Agent for the benefit of the Lenders or the Issuing Bank under this Agreement, the Notes and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Issuing Bank, and any other expense incurred in connection with the operations or enforcement thereof in each case not reimbursed by the Borrowers and (y) each Agent for such Lender's Commitment Percentage of any expenses of such Agent incurred for the benefit of the Lenders or the Issuing Bank that the Borrowers have agreed to reimburse pursuant to Section 9.3 and have failed to so reimburse and (b) to indemnify and hold harmless the Agents and any of their directors, officers, employees, or agents, on demand, in the amount of such Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement, the Notes or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Notes or any of the Loan Documents to the extent not reimbursed by the Borrowers (except such as shall result from their respective gross negligence or willful misconduct).

         SECTION 8.7. Rights of Agents. It is understood and agreed that Fleet and FRF shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrowers, as though it were not the Administrative Agent or the Collateral Agent, respectively, of the Lenders under this Agreement.

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         SECTION 8.8. Independent Lenders and Issuing Bank. The Lenders and the
Issuing Bank each acknowledge that they have decided to enter into this Agreement and to make the Loans or issue the Letters of Credit hereunder based on their own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrowers and agrees that the Agents shall bear no responsibility therefor.

         SECTION 8.9. Notice of Transfer. The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 9.4(b).

         SECTION 8.10. Successor Agent. Any Agent may resign at any time by giving five (5) Business Days' written notice thereof to the Lenders, the Issuing Bank, the other Agents and the Borrowers. Upon any such resignation of any Agent, the Required Lenders shall have the right to appoint a successor Agent, which so long as there is no Event of Default shall be reasonably satisfactory to the Borrowers (whose consent shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, the other Agents and the Issuing Bank, appoint a successor Agent which shall be (a) a financial institution having a rating of not less than A or its equivalent by S&P or, (b) a Lender capable of complying with all of the duties of such Agent (and the Issuing Bank), hereunder (in the opinion of the retiring Agent and as certified to the Lenders in writing by such successor Agent) which, in the case of (a) and (b) above, so long as there is no Event of Default shall be reasonably satisfactory to the Borrowers (whose consent shall not be unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as such Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.

         SECTION 8.11. Reports and Financial Statements. Promptly after receipt thereof from the Borrowers, the Administrative Agent shall remit to each Lender and the Collateral Agent copies of (a) all financial statements, compliance certificates and Borrowing Base Certificates, as required to be delivered by the Borrowers hereunder, (b) all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent and (c) such other information regarding the operations, business affairs and financial condition of any Borrower, or compliance with the terms of any Loan Document, as any Lender may reasonably request.

         SECTION 8.12. Syndication Agent, Documentation Agent, and Arranger. Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Syndication Agents, the Documentation Agents, and, except as provided in the term sheet for this transaction, the Arranger shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.

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                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.1. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a)      if to any Borrower, to such Borrower at Zale Corporation, 901
W. Walnut Hill Lane, Irving, Texas 75038-1003 Attention: General Counsel (Telecopy No. (972) 580-4934) with copies to (i) Zale Corporation, 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 Attention: Treasurer (Telecopy No. (972) 580-5547) and (ii) Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308-2216, Attention: Hazen H. Dempster, Esq. (Telecopy No.
(404) 962-6544) and John C. Beane, Esq. (Telecopy No. (404) 962-6508);

         (b) If to the Administrative Agent or Swingline Lender to Fleet National Bank, 40 Broad Street, Boston, Massachusetts 02109, Attention: Judith Kelly (Telecopy No. (617) 434-6685, with a copy to Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110-1726, Attention: Robert A.J. Barry, Esq. (Telecopy No. (617) 951-8736);

         (c) if to the Collateral Agent to Fleet Retail Finance Inc., 40 Broad Street, Boston, Massachusetts 02109, Attention: Betsy Ratto (Telecopy No.
(617) 434-4339), with a copy to Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110-1726, Attention: Robert A.J. Barry, Esq. (Telecopy No. (617) 951-8736);

         (d) if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages hereto or on any Assignment and Acceptance for such Lender.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 9.2. Waivers; Amendments.

         (a) No failure or delay by the Agents, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of

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whether the Agents, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agents and the Borrowers that are parties thereto, in each case with the consent of the Required Lenders, provided, that no such agreement shall (i) increase the Commitment of any Lender without the written consent of each Lender affected, (ii) reduce the rate of interest on any Loan or L/C Disbursement, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or L/C Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Commitments or the Maturity Date, without the written consent of each Lender affected thereby, (iv) change any of the provisions of this Section 9.2 or the definition of the term "Required Lenders", "Required Supermajority Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (v) except for sales described in Section 6.5 or as permitted in the Security Documents, release any material portion of the Collateral from the Liens of the Security Documents, without the written consent of each Lender; provided, that the foregoing shall not limit the discretion of the Required Supermajority Lenders to change the definition of the term "Permitted Asset Sales", (vi) change the definition of the term "Borrowing Base" or any component definition thereof (other than changes to the Inventory Advance Rate) if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, without the written consent of each Lender, provided, that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves in accordance with Section 2.2 or to determine whether Inventory or Accounts are Eligible Inventory or Eligible Credit Card Receivables, respectively, (vii) increase the Permitted Overadvance, without the written consent of each Lender, and provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agents or the Issuing Bank without the prior written consent of the Agents or the Issuing Bank, as the case may be, and (viii) increase the principal amount of the Swingline Loan, without the written consent of the Required Supermajority Lenders.

         (c) Notwithstanding anything to the contrary contained herein, no modification, amendment or waiver which increases the maximum amount of the Swingline Loans to an amount in excess of $50,000,000 (or such greater amount to which such limit has been previously increased in accordance with the provisions of this Section 9.2(c)) shall be made without the written consent of the Required Lenders.

         (d)      Notwithstanding anything to the contrary contained in this
Section 9.2, in the event that the Borrowers request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders pursuant to Section 9.2(b) or 9.2(c) and such amendment is approved by the Required Lenders, but not by the requisite percentage of the Lenders, the Borrowers, and the Required Lenders shall be

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permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrowers (such Lender or Lenders, collectively the "Minority Lenders") to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions, or an increase in the Commitment of one or more of the Required Lenders, so that the aggregate Commitments after giving effect to such amendment shall be in the same amount as the aggregate Commitments immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, and fees) of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing.

         (e) No notice to or demand on any Borrower shall entitle any Borrower to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement shall be effective against the Borrowers unless signed by the Borrowers.

         SECTION 9.3. Expenses; Indemnity; Damage Waiver.

         (a) The Borrowers shall jointly and severally pay (i) all reasonable and documented third-party out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Agents, outside consultants for the Agents, appraisers, and for commercial finance examinations, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented third-party out-of-pocket expenses incurred by the Issuing Bank in connection with any demand for payment under any Letter of Credit, and (iii) all reasonable and documented third-party out-of-pocket expenses incurred by the Agents, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Agents, the Issuing Bank or any Lender, for appraisers, commercial finance examinations, and environmental site assessments, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented third-party out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, that the Lenders who are not the Agents or the Issuing Bank shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel). Notwithstanding anything to the contrary herein, the Borrowers shall be responsible for all reasonable costs of no more than one (1) commercial financial examination and no more than one (1) inventory appraisal during any period of twelve (12) consecutive months unless an Event of Default has occurred and is

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continuing or a Cash Control Event has occurred and is continuing, in which case the Borrowers shall be responsible for reasonable costs of all such examinations and appraisals.

         (b) The Borrowers shall, jointly and severally, indemnify the Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, willful misconduct, bad faith or breach of contractual obligations of such Indemnitee or with respect to a claim by one Indemnitee against another Indemnitee.

         (c) If, for any reason, the indemnification under paragraph (b) of this Section is unenforceable as a matter of law or with respect to a claim by one Indemnitee against another Indemnitee, then the Borrowers shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability to the maximum amount legally permissible. The Borrowers also agree that no Indemnitee shall have any liability to the Borrowers, any Person asserting claims on behalf of or in right of the Borrowers or any other Person in connection with or as a result of this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated by the Loan Documents, any Loan or Letter of Credit or the use of the proceeds thereof, except to the extent that the losses, claims, damages, liabilities or expenses incurred by the Borrowers resulted from the gross negligence, willful misconduct, bad faith or breach of contractual obligations of such Indemnitee.

         (d) To the extent that any Borrower fails to pay any amount required to be paid by it to the Agents or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents or the Issuing Bank, as the case may be, such Lender's Commitment Percentage of such unpaid amount, provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents or the Issuing Bank.

         (e) To the extent permitted by applicable law, no Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect,

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consequential or punitive damages (as opposed to direct or actual damages)
arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated by the Loan Documents, any Loan or Letter of Credit or the use of the proceeds thereof.

         (f) All amounts due under this Section shall be payable promptly after written demand therefor.

         (g) The covenants contained in this Section 9.3 shall survive payment or satisfaction in full of all other Obligations.

         SECTION 9.4. Successors and Assigns.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), provided, that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender,
(1) the Agents and the Issuing Bank must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) and (2) so long as no Default or Event of Default has occurred and is continuing, the Borrowers shall give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Administrative Agent and the Borrowers otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and, after completion of the syndication of the Loans, together with a processing and recordation fee of $3,500 (which shall not be payable or reimbursable by the Borrowers). Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned

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by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

         (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Any Lender may sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided, that (i) so long as no Default or Event of Default has occurred and is continuing, the Borrowers give their prior written consent to such participation (which consent shall not be unreasonably be withheld or delayed), (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iv) the Borrowers, the Agents, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation in the Commitments, the Loans and the Letters of Credit Outstandings shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Section 2.23, Section 2.25 and
Section 2.26 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.9 as

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though it were a Lender, provided, such Participant agrees to be subject to
Section 2.25(c) and Section 2.28 as though it were a Lender.

         (f) A Participant shall not be entitled to receive any greater payment under Section 2.23 or Section 2.26 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.26 unless (i) the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.26(e) as though it were a Lender and (ii) such Participant is eligible for complete exemption from the withholding tax referred to therein, following compliance with Section 2.26(e).

         (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 9.5. Accession. Except as otherwise provided herein, the Borrowers may solicit certain lending institutions (an "Acceding Bank") to become party to this Agreement by entering into an Instrument of Accession in substantially the form of Exhibit C hereto (an "Instrument of Accession") with the Borrowers and the Administrative Agent and assuming thereunder a Commitment in an amount to be agreed upon by the Borrowers, such Acceding Bank or the Administrative Agent, to make Loans and participate in the risk relating to the Letters of Credit pursuant to the terms hereof, and the Total Commitment shall thereupon be increased by the amount of such Acceding Bank's Commitment; provided, however, that (a) the Administrative Agent shall have given its prior written consent to such accession, which consent shall not be unreasonably conditioned, delayed or withheld and (b) in no event shall the Total Commitment be increased under any one or more of such Instruments of Accession so as to exceed, in the aggregate, $500,000,000 (measured on the date of such increase). On the effective date specified in any Instrument of Accession, Schedule 1.1 hereto shall be deemed to be amended to reflect (c) the name, address, Commitment and Commitment Percentage of such Acceding Bank, (d) the Total Commitment as increased by such Acceding Bank's Commitment, and (e) the changes to the other Lenders' respective Commitment Percentages, and any changes to the other Lenders' respective Commitments (in the event such Lender is also the Acceding Bank) resulting from such assumption and such increased Total Commitment.

         SECTION 9.6. Survival. All covenants, agreements, representations and warranties made by the Borrowers in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is

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extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.23, Section 2.26 and Section 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 9.7. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Agents and the Lenders and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.8. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 9.9. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

         SECTION 9.10. Governing Law; Jurisdiction; Consent to Service of
Process.

         (a) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND EACH OTHER LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE

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OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW
YORK GENERAL OBLIGATIONS LAW, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         (b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         (c) EACH OF THE BORROWERS, EACH OF THE AGENTS AND EACH LENDER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         SECTION 9.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together

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with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         SECTION 9.14. Confidentiality. Each of the Lenders and the Agents agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound practices, any non-public information supplied to it by the Borrowers or of their Subsidiaries pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to such Lender, or such Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 9.14 (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders, or the Administrative Agent or the Collateral Agent, (d) to bank examiners, the National Association of Insurance Commissioners or any other U.S. federal or foreign regulatory authority having jurisdiction over any Lender, the Administrative Agent or the Collateral Agent, or to auditors or accountants, (e) to the Administrative Agent, the Collateral Agent or any other Lender, (f) in connection with any litigation to which the Administrative Agent, the Collateral Agent or any Lender is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, or (g) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of this Section 9.14.

         Notwithstanding anything to the contrary set forth herein, each of the Lenders and the Agents may disclose to any and all Governmental Authority having jurisdiction over tax or similar matters, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such Lender or Agent relating to such tax treatment and tax structure, provided that, any such disclosure shall not be made to the extent prohibited by applicable securities law. This authorization of tax disclosure is retroactively effective to the commencement of the first discussions between the parties regarding the financial transactions contemplated herein. (The "tax treatment, structure or tax aspects" shall refer to that phrase as used in
Section 1.6011-4T(a)(3) (or any successor provision) of the Treasury Regulations (the "Confidentiality Regulation") promulgated under Section 6011 of the Code or any similar regulation which may otherwise require any Lender or Agent to file Form 8886.)

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         SECTION 9.15. Additional Waivers. (a) The Obligations are the joint and several obligations of each Borrower. To the fullest extent permitted by applicable law, the obligations of each Borrower hereunder shall not be affected by (i) the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Borrower under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, or any other agreement, including with respect to any other Borrower of the Obligations under this Agreement, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

         (b) The obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Borrower hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Borrower or that would otherwise operate as a discharge of any Borrower as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

         (c) To the fullest extent permitted by applicable law, each Borrower waives any defense based on or arising out of any defense of any other Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Borrower, or exercise any other right or remedy available to them against any other Borrower, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash. Pursuant to applicable law, each Borrower waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Borrower against any other Borrower, as the case may be, or any security.

         (d) Upon payment by any Borrower of any Obligations, all rights of such Borrower against any other Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of any Borrower now or hereafter held by any other Borrower is hereby subordinated in right of payment to the prior payment in full of the Obligations. None of the Borrowers will demand, sue for, or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Borrower on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Borrower, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

       [balance of page left intentionally blank; signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.

                                   ZALE DELAWARE, INC.
                                   as Borrower
                                   By:
                                       ----------------------------
                                   Name: Mark R. Lenz
                                   Title: Group Senior Vice President and Chief
                                          Financial Officer

                                   ZALE CORPORATION
                                   as Borrower
                                   By:
                                       ----------------------------
                                   Name: Mark R. Lenz
                                   Title: Group Senior Vice President and Chief
                                          Financial Officer

                                   DDCC, Inc.
                                   as Borrower
                                   By:
                                       ----------------------------
                                   Name: Mark R. Lenz
                                   Title: Chief Financial Officer

                                   TXDC, L.P.
                                   as Borrower

                                   By: ZALE DELAWARE, INC.
                                       Its General Partner

                                   By:
                                       ----------------------------
                                   Name: Mark R. Lenz
                                   Title: Group Senior Vice President and Chief
                                          Financial Officer

                    SIGNATURE PAGE TO ZALE CREDIT AGREEMENT

                                   FLEET NATIONAL BANK, as Administrative
                                   Agent, Issuing Bank and as a Lender

                                   By:
                                       ----------------------------
                                   Name: Judith C.E. Kelly
                                   Title: Managing Director

                    SIGNATURE PAGE TO ZALE CREDIT AGREEMENT

                                   FLEET RETAIL FINANCE, INC., as Collateral
                                   Agent and as a Lender

                                   By:
                                       ----------------------------
                                   Name: Elizabeth A. Ratto
                                   Title: Managing Director

                    SIGNATURE PAGE TO ZALE CREDIT AGREEMENT

                                   CONGRESS FINANCIAL CORPORATION
                                   (SOUTHWEST), as Syndication Agent and as a Lender

                                   By:
                                       ----------------------------
                                   Name: Vicky Balmot
                                   Title: Executive Vice President

                    SIGNATURE PAGE TO ZALE CREDIT AGREEMENT

                                   BANK ONE, NA, as Syndication Agent and as a
                                   Lender

                                   By:
                                       -------------------------------------
                                   Name:
                                   Title:

                    SIGNATURE PAGE TO ZALE CREDIT AGREEMENT

                                   BANK OF AMERICA, N.A., as Documentation
                                   Agent and as a Lender

                                   By:
                                       ----------------------------
                                   Name:
                                   Title:

                    SIGNATURE PAGE TO ZALE CREDIT AGREEMENT

                                   JPMORGAN CHASE BANK, as Documentation
                                   Agent and as a Lender

                                   By:
                                       ----------------------------
                                   Name: Lavea Eisenberg
                                   Title: Vice President

                    SIGNATURE PAGE TO ZALE CREDIT AGREEMENT